EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 22, 2016

among

GRIFFON CORPORATION,
as the Borrower,

The LENDERS Party Hereto,

DEUTSCHE BANK SECURITIES INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

BANK OF AMERICA, N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION
and
CITIZENS BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

____________

$350,000,000

____________

JPMORGAN CHASE BANK, N.A.,
as Sole Lead Arranger and Sole Bookrunner

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SCHEDULE 1.01 - Commitments
SCHEDULE 4.13 - Burdensome Agreements
SCHEDULE 4.14 ‑ Labor Matters
SCHEDULE 4.15(a) - UCC Filing Jurisdictions
SCHEDULE 4.16 - Subsidiaries
SCHEDULE 7.01(a) - Existing Indebtedness
SCHEDULE 7.01(b) - Existing Guarantees
SCHEDULE 7.02 - Existing Liens
SCHEDULE 7.06 - Existing Investments
SCHEDULE 7.09 ‑ Restrictive Agreements
SCHEDULE 10.01 - Addresses for Notice

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EXHIBIT A	- Form of Assignment and Assumption

EXHIBIT B	- Form of Guarantee and Collateral Agreement

EXHIBIT C	- Form of Opinion of Corporate Counsel to the Borrower

EXHIBIT D	- Form of U.S. Tax Certificate

EXHIBIT E	- Form of Guarantee and Collateral Agreement Amendment

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 22, 2016, among GRIFFON CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), Bank of America, N.A., Capital One, National Association and Citizens Bank, National Association, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower entered into the Credit Agreement, dated as of March 18, 2011 (the “Original Credit Agreement”), with the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent;
WHEREAS, the Borrower entered into the Amended and Restated Credit Agreement, dated as of March 28, 2013 (as amended by the First Amendment, dated as of June 11, 2013, the Second Amendment, dated as of December 10, 2013, the Third Amendment, dated as of December 23, 2013, and the Fourth Amendment, dated as of February 14, 2014, the “First Restated Credit Agreement”), with the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated the Original Credit Agreement;
WHEREAS, the Borrower entered into the Second Amended and Restated Credit Agreement, dated as of March 13, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Previous Credit Agreement”), with the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated the First Restated Credit Agreement;
WHEREAS, the parties have agreed to amend and restate the Previous Credit Agreement (and the Schedules thereto) as provided in this Agreement (and the Schedules hereto), which Agreement (and Schedules) shall become effective upon the satisfaction of the conditions set forth in Section 5.03;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree that on the Third Restatement Effective Date (as defined below) the Previous Credit Agreement (and the Schedules thereto) shall be amended and restated in its entirety as follows (and as set forth in the Schedules hereto):
ARTICLE I
DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2010 Credit Agreement” has the meaning set forth in the definition of “Existing Credit Agreements”.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

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“Acceptable Payment Percentage” has the meaning set forth in Section 2.11(a)(ii)(B).
“Adjusted Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(1)any after-tax effect of extraordinary gains or losses (less all fees and expenses relating thereto) for such period shall be excluded,
(2)the cumulative effect of a change in accounting principles during such period shall be excluded,
(3)any after-tax effect of income (loss) attributable to discontinued operations for such period shall be excluded; provided that once an operation becomes a discontinued operation it will remain so for all purposes hereunder,
(4)any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,
(5)the Net Income (but not loss) for such period of any Person that is not a Subsidiary, or is an “unrestricted subsidiary” (as such term is defined in the Senior Notes Indenture), or that is accounted for by the equity method of accounting, shall be excluded; provided that Adjusted Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period by such Person and shall be decreased by the amount of any actual net losses that have been funded with cash from the Borrower or a Subsidiary during such period,
(6)the Net Income (but not loss) for such period of any Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Adjusted Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Subsidiary thereof in respect of such period, to the extent not already included therein,
(7)effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) for such period in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(8)any impairment charge or asset write-off for such period (other than in respect of current assets, except with respect to inventory adjustments for any fiscal quarter ended on or prior to March 31, 2011 related to the acquisition of CHATT Holdings Inc. and similar inventory

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adjustments in respect of acquisitions permitted under this Agreement, the First Restated Credit Agreement or the Previous Credit Agreement that are consummated after the Effective Date), in each case, pursuant to GAAP and the amortization of intangibles for such period arising pursuant to GAAP shall be excluded,
(9)any non-cash gains and losses for such period due solely to fluctuations in currency values in accordance with GAAP shall be excluded,
(10)(a) the amount of any write-off of deferred financing costs or of indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or refinancing indebtedness, in each case for such period, shall be excluded and (b) all non-recurring expenses and charges relating to such repurchase or refinancing of indebtedness or relating to any incurrence of indebtedness for such period, in each case, whether or not such transaction is consummated, shall be excluded, and
(11)any non-cash compensation charge or expense for such period, including such charge or expense arising from grants of stock options or restricted stock or other equity incentive programs for the benefit of officers, directors and employees of the Borrower or any Subsidiary of the Borrower shall be excluded.
“Administrative Agent” has the meaning set forth in the preamble hereto. It is understood that, without limiting the other provisions of this Agreement, the Administrative Agent may utilize the services of its Affiliates (including J.P. Morgan Europe Limited) in connection with administrative matters related to Foreign Currencies.
“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Available Commitments” means, at any time, the aggregate amount of Available Commitments of all the Lenders at such time.
“Aggregate Commitment” means, at any time, the aggregate amount of the Commitments of all the Lenders at such time, as such amount is subject to reduction or increase in accordance with the terms hereof. The initial amount of the Aggregate Commitment is $350,000,000.
“Aggregate Foreign Currency Sublimit Dollar Amount” means $50,000,000.
“Aggregate LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Aggregate Letter of Credit Sublimit Amount” means $50,000,000.

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“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans of all the Lenders at such time, plus (b) the Aggregate LC Exposure at such time.
“Agreed Foreign Currency” means, at any time, any of English Pounds Sterling, euro and, with the agreement of each Lender, any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time (a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.
“Agreement” means this Third Amended and Restated Credit Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Eurocurrency Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurocurrency Loan with a one-month Interest Period plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption.
“Applicable Payment Percentage” has the meaning set forth in Section 2.11(a)(ii)(B).
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments. Notwithstanding the foregoing, when a Defaulting Lender shall exist (i) in the case of Section 2.20 (other than the last paragraph thereof), Applicable Percentages shall be determined without regard to any Defaulting Lender’s Commitment and (ii) in the case of the defined term “LC Exposure” (other than as used in Section 2.20 or in the determination of “Revolving Credit Exposure” for purposes of Section 2.20, in each case, except as expressly set forth in Section 2.20) and Section 2.04, Applicable Percentages shall be adjusted to give effect to any reallocation effected pursuant to Section 2.20(c).
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, respectively, based upon the Leverage Ratio as of the most recent determination date:

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Consolidated Leverage Ratio:	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
Category 1 Greater than or equal to 5.00:1.00	1.50%	2.50%	0.40%
Category 2 Greater than or equal to 4.50:1.00 but less than 5.00:1.00	1.25%	2.25%	0.35%
Category 3 Greater than or equal to 3.50:1.00 but less than 4.50:1.00	1.00%	2.00%	0.30%
Category 4 Greater than or equal to 2.50:1.00 but less than 3.50:1.00	0.75%	1.75%	0.25%
Category 5 Greater than or equal to 1.50:1.00 but less than 2.50:1.00	0.50%	1.50%	0.20%
Category 6 Less than 1.50:1.00	0.25%	1.25%	0.15%

For purposes of the foregoing, (i) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of each fiscal year of the Borrower based upon the Borrower’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, (ii) until the delivery of the financial statements for the first fiscal quarter commencing on or after the Third Restatement Effective Date pursuant to Section 6.01 (a) or (b), as applicable, the ABR Spread shall be 1.25%, the Eurocurrency Spread shall be 2.25% and the Commitment Fee Rate shall be 0.35%, and (iii) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

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“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means JPMCB, in its capacity as the Sole Lead Arranger and Sole Bookrunner in respect of the arrangement of the Commitments.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Assuming Lender” has the meaning set forth in Section 2.09(c).
“Auction Prepayment” has the meaning set forth in Section 2.11(a)(ii).
“Auction Prepayment Amount” has the meaning set forth in Section 2.11(a)(ii)(A).
“Auction Prepayment Notice” has the meaning set forth in Section 2.11(a)(ii)(A).
“Auction Prepayment Transactions” has the meaning set forth in Section 2.11(a)(ii).
“Availability Period” means the period from and including the Third Restatement Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.
“Available Commitment” means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Revolving Credit Exposure then outstanding.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding that has not been dismissed by a court of competent jurisdiction, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality

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thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the preamble hereto.
“Borrower Equity Plan” has the meaning set forth in Section 7.07(e).
“Borrowing” means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurocurrency Loans denominated in the same Currency that have the same Interest Period.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the Currency of such Borrowing are carried out in the London interbank market, (c) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency (other than euro), or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency and (d) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in euro (or any notice with respect thereto), that is also a TARGET Day.
“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a limited liability company, membership units (whether common or preferred), (d) in the case of a partnership, partnership interests (whether general or

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limited) and (e) any other equivalent ownership interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Change of Control” means (a) during any period of 12 consecutive calendar months, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of the Borrower on the first day of each such period, or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower, or (b) after the Effective Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
“Co-Documentation Agents” has the meaning set forth in the preamble hereto.
“Co-Syndication Agents” has the meaning set forth in the preamble hereto.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
“Collateral Account” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Commitment” means, with respect to each Lender at any time, the commitment of such Lender to make Loans and to participate in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Increase” has the meaning set forth in Section 2.09(c).
“Commitment Increase Date” has the meaning set forth in Section 2.09(c).
“Commitment Termination Date” means March 22, 2021 (or if such date is not a Business Day, the immediately preceding Business Day).

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“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of goodwill and other intangibles, deferred financing fees of such Person and its Subsidiaries, for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Adjusted Net Income of such Person for such period
(1)    increased (without duplication) by, to the extent deducted (and not added back) in computing Adjusted Net Income:
(a)    provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign with-holding taxes of such Person paid or accrued during such period; plus
(b)    Fixed Charges of such Person for such period; plus
(c)    Consolidated Depreciation and Amortization Expense of such Person for such period; plus
(d)    fees, expenses or charges for such period relating to any offering of Capital Stock or Indebtedness of the Borrower or any Subsidiary permitted under this Agreement or the consummation of any Permitted Acquisition; plus
(e)     fees, expenses or charges for such period related to the consummation of this Agreement (if incurred prior to the date that is 120 days after the Third Restatement Effective Date); plus
(f)    the amount of any restructuring charge incurred for such period in connection with the closing and restructuring of idle facilities and non-recurring restructuring charges incurred in connection with the consolidation of facilities; provided that the aggregate amount of such charges referred to in this clause (f) for all periods ending after the Third Restatement Effective Date shall not exceed $25,000,0000; plus
(g)    any severance or similar one-time compensation charges for such period, in an aggregate amount not to exceed $10,000,000 in any four fiscal quarter period; plus
(h)     expenses related to the acquisition of substantially all of the assets of West Barrows mix Pty Ltd. for such period, in an aggregate amount not to exceed $2,000,000 over the term of this Agreement; plus
(i)    transaction costs, fees and expenses relating to the acquisition of CHATT Holdings Inc., if incurred prior to December 31, 2011, plus
(j)     any other non-cash charges for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a pre-paid cash item that was paid in a prior period, and it being understood that any write down or write off of current assets is not a non-cash charge); plus

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(k)    any costs or expense incurred by the Borrower or a Subsidiary for such period pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of a substantially concurrent issuance of Capital Stock of the Borrower (other than Disqualified Stock); plus
(l)    any non-cash compensation expense recorded for such period from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;
(2)    decreased by (without duplication) non-cash gains increasing Adjusted Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, and
(3)    increased or decreased by (without duplication):
(a)    any net gain or loss resulting in such period from Obligations in respect of Swap Agreements and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,
(b)    any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Obligations in respect of Swap Agreements for currency ex-change risk); plus or minus, as applicable,
(c)    any net after tax income (loss) for such period from the early extinguishment of Indebtedness or Obligations in respect of Swap Agreements or other derivative, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $20,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.
“Consolidated Funded Debt” means, at any date, the aggregate principal amount of all Indebtedness for borrowed money (after eliminating intercompany Indebtedness between Group Members permitted by this Agreement) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating the Consolidated

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Leverage Ratio, Consolidated Funded Debt shall be calculated net of unrestricted cash and cash equivalents of the Loan Parties as of such day.
“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(a)    consolidated interest expense (after eliminating intercompany Indebtedness between Group Members permitted by this Agreement) of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Adjusted Net Income including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations in respect of Swap Agreements or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) commitment fees in respect of the Loans or any other revolving credit facilities and (vi) net payments, if any, pursuant to interest rate obligations in respect of Swap Agreements with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of one-time bridge and other financing fees; plus
(b)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.
“Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.
“Consolidated Senior Secured Funded Debt” means, at any date, Consolidated Funded Debt as of such date that is (a) secured by a Lien on any assets of the Borrower and its Subsidiaries and (b) not subordinated to the Obligations.
“Consolidated Senior Secured Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Senior Secured Funded Debt on such day to (b) Consolidated EBITDA for such period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, any Issuing Lender or any other Lender.
“Currency” means Dollars or any Foreign Currency.

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“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s reasonable good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable, except to the extent such capital stock is exchanged into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such Person is a party), or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Commitment Termination Date or the date the Loans are no longer outstanding and all Commitments hereunder have been terminated; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar Equivalent” means, with respect to any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.11(b) or redenomination under the last sentence of Section 2.18(a), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

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“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).
“English Pounds Sterling” means the lawful currency of the United Kingdom.
“Environmental Laws” means all laws (including common law), statutes, treaties, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any harmful or deleterious substances or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Group Member directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with a Group Member within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a Group Member is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a Group Member is a member; and (d) with respect to any Group Member, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Group Member, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.
“ERISA Event” means (a) the existence with respect to any Plan of any non-exempt Prohibited Transaction; (b) any Reportable Event; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the failure of any Group Member or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan, any required contribution

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to a Multiemployer Plan, or (after the expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (e) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the receipt by any Group Member or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by any Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (h) the incurrence by any Group Member or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, “terminated” (within the meaning of Section 4041(A) of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (j) a Foreign Plan Event.
“ESOP” means the Griffon Employee Stock Ownership Plan.
“ESOP Loan” means an extension of credit to the ESOP made or guaranteed by the Borrower or any ERISA Affiliate pursuant to the terms of the ESOP.
“ESOP Purchases” means tax-deductible contributions by the Borrower or any ERISA Affiliate to the ESOP for the purpose of repaying any ESOP Loan or any annual installment thereof, pursuant to the terms of the ESOP.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Screen Rate” has the meaning set forth in the definition of “Eurocurrency Base Rate”.
“euro” means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.
“Eurocurrency Base Rate” means, (a) with respect to any Eurocurrency Borrowing denominated in any Currency other than euro for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for such Currency for a period in length equal to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “LIBOR Screen Rate”) as of the Specified Time on the Quotation Day and (b) with respect to any Eurocurrency Borrowing denominated in euro for any Interest Period, a rate per annum equal to the euro interbank offered rate as administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for

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a period in length equal to such Interest Period as displayed on page EURIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in each case, the “EURIBOR Screen Rate”) as of the Specified Time on the Quotation Day; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to such Currency (the “Impacted Currency”), then the Eurocurrency Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).
“Eurocurrency Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum equal to (a) the Eurocurrency Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.
“Event of Default” has the meaning set forth in Article VIII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary of the Borrower or any Subsidiary in respect of which either (a) the pledge of more than 65% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, net profits, net gains, revenue, or any similar tax imposed in lieu of net income taxes, or any branch profits taxes or similar taxes, in each case imposed as a result of a present or former connection between the recipient and the taxing jurisdiction or any political subdivision thereof (other than a connection arising solely from such recipient entering into, delivering, performing its obligations under, enforcing, or receiving payments under, this Agreement or any other Loan Document), (b) any taxes imposed pursuant to FATCA and (c) in the case of any person (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any United States withholding tax or a withholding tax imposed by a jurisdiction referred to in clause (a) that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.17(f) or (g), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office or assignment, to receive additional amounts pursuant to Section 2.17(a) (which, for the avoidance of doubt, shall be applied on a Lender-by-Lender basis).
“Existing Credit Agreements” means (i) the Credit Agreement, dated as of March 31, 2008, among Gritel Holding Co., Inc., as holdings, Telephonics Corporation, as borrower, the lenders party thereto from time to time, and JPMCB, as administrative agent, (ii) the Credit Agreement, dated as of September 30, 2010 (the “2010 Credit Agreement”), among Clopay Ames True Temper LLC, as holdings, Clopay Ames True Temper Holding Corp., as borrower, certain subsidiaries of Clopay Ames True Temper Holding Corp., as guarantors, the lenders party thereto from time to time, and JPMCB, as administrative agent and (iii) the Credit Agreement, dated as of September 30, 2010, among Clopay Ames

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True Temper LLC, as holdings, Clopay Ames True Temper Holding Corp., as borrower, certain subsidiaries of Clopay Ames True Temper Holding Corp., as guarantors, the lenders party thereto from time to time, and Goldman Sachs Lending Partners LLC, as administrative agent.
“Existing Letters of Credit” has the meaning set forth in Section 2.04(a).
“Existing Lenders” means the “Lenders” (as defined in the Previous Credit Agreement) immediately prior to giving effect to the Third Restatement Effective Date.
“Existing Loans” means the “Loans” (as defined in the Previous Credit Agreement) outstanding immediately prior to giving effect to the Third Restatement Effective Date.
“Existing Mortgages” means those mortgages, deeds of trust or other agreements delivered in connection with the 2010 Credit Agreement.
“Extended Commitment” has the meaning set forth in Section 2.21(a).
“Extended Loans” has the meaning set forth in Section 2.21(a).
“Extension” has the meaning set forth in Section 2.21(a).
“Extension Offer” has the meaning set forth in Section 2.21(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable, but only if the requirements in such amended or successor version for avoiding the withholding are not materially more onerous than the requirements in the current version), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any law, regulation, rule or practice implementing an intergovernmental agreement entered into in connection with the implementation of any such section of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“FIN 48” has the meaning set forth in Section 4.09.
“Final Commitment Termination Date” means, as at any date, the latest to occur of (a) the Commitment Termination Date and (b) the termination date in respect of any outstanding Extended Commitments.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“First Restated Credit Agreement” has the meaning set forth in the recitals hereto.

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“First Restatement Effective Date” means the date on which the conditions specified in Sections 5.02 and 5.03 of the First Restated Credit Agreement were satisfied (or waived in accordance with Section 10.02 of the First Restated Credit Agreement).
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1)Consolidated Interest Expense of such Person for such period; and
(2)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of such Person during such period.
“Foreign Currency” means at any time any Currency other than Dollars.
“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.
“Foreign Plan” means each employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that would, if such plan were subject to US law, be subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, but that is not subject to US law and is maintained or contributed to by any Group Member or any ERISA Affiliate.
“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any Foreign Plan required to be registered; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America.
“General Disposition Basket Amount” means an amount equal to 20.0% of the consolidated assets of the Borrower and its Subsidiaries, calculated as of the end of the immediately preceding fiscal quarter (for which financial statements have been delivered prior to the first day of such quarter) of the Borrower.
“Global Intercompany Note” means a promissory note, in form and substance reasonably satisfactory to the Administrative Agent, evidencing Indebtedness owed among the Loan Parties and their Subsidiaries, as amended, restated or replaced from time to time.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority,

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instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Group Members” means the collective reference to the Borrower and its Subsidiaries.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of March 18, 2011, made by the Loan Parties in favor of Administrative Agent, as amended and modified by the Amendment to Guarantee and Collateral Agreement, dated as of March 28, 2013, and as the same shall be further amended, modified and supplemented and in effect from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or that could rise to liability under, any Environmental Law.
“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of any Loan Party if the Net Book Value of such Subsidiary does not exceed 5% of the Net Book Value of the Group Members as a whole; provided that, as of any date of determination, the aggregate Net Book Value of all Immaterial Subsidiaries may not exceed 15% of the Net Book Value of the Group Members as a whole (and the Borrower will designate in writing to the Administrative Agent from time to time the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with this definition).
“Impacted Currency” has the meaning set forth in the definition of “Eurocurrency Base Rate”.
“Impacted Interest Period” has the meaning set forth in the definition of “Eurocurrency Base Rate”.
“Increasing Lender” has the meaning set forth in Section 2.09(c).
“Incremental Asset Sales” has the meaning set forth in Section 7.04(e).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person

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under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Insolvent” with respect to any Multiemployer Plan, means insolvent within the meaning of Section 4245 of ERISA.
“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.
“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.
“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to all Lenders, twelve months) thereafter or, with respect to such portion of any Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request; provided that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Commitment Termination Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

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“Interpolated Rate” means, at any time and with respect to any Impacted Currency, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which such Screen Rate is available in the Impacted Currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate (for the shortest period for which such Screen Rate is available for the Impacted Currency) that is longer than the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day. When determining the rate for a period which is less than the shortest period for which the applicable Screen Rate is available, such Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for the Impacted Currency determined by the Administrative Agent from such service as the Administrative Agent may select in its reasonable discretion.
“Investment” means, by any Person, (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person and (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person (other than Indebtedness constituting trade payables in the ordinary course of business), and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.
“Issuing Lender” means JPMCB, Wells Fargo Bank, National Association and any other Lender selected by the Borrower and approved by the Administrative Agent in its reasonable discretion that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as the issuer of any Letter of Credit hereunder, and any successors in such capacity as provided in Section 2.04(j). Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
“JPMCB” means JPMorgan Chase Bank, N.A.
“LC Commitment” means, as to any Issuing Lender, the amount agreed from time to time by such Issuing Lender and the Borrower (and notified to the Administrative Agent) as the maximum amount of Letters of Credit that such Issuing Lender is willing to issue at any time for the account of the Borrower hereunder, with the amount of Letters of Credit issued by any Issuing Lender at any time deemed to be equal to the amount of L/C Obligations at such time attributable to Letters of Credit issued by such Issuing Lender. As of the Third Restatement Effective Date, the LC Commitment of JPMCB is $30,000,000 and the LC Commitment of Wells Fargo Bank, National Association is $25,000,000.
“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.
“LC Exposure” means, with respect to each Lender at any time, such Lender’s Applicable Percentage of the Aggregate LC Exposure at such time.
“LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit or Dollar Equivalent thereof in the case of Letters of Credit issued in any Foreign Currency and (b) the aggregate amount of LC

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Disbursements, or the Dollar Equivalent thereof in case of Letters of Credit issued in any Foreign Currency, that have not then been reimbursed pursuant to Section 2.04(f).
“Lenders” has the meaning set forth in the preamble hereto.
“Letter of Credit” means any standby or trade letter of credit issued pursuant to this Agreement.
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.
“LIBOR Screen Rate” has the meaning set forth in the definition of “Eurocurrency Base Rate”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.
“Loan Party” means the Borrower and any Subsidiary Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operation or condition (financial or otherwise) of the Group Members, taken as a whole, (b) validity or enforceability of the material provisions of any of the Loan Documents or (c) the material rights or remedies of the Administrative Agent and the Lenders hereunder or under any of the other Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more Group Members in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time

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shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.
“Minimum Extension Condition” has the meaning set forth in Section 2.21(b).
“Minimum Liquidity” means, as of any date of determination, the sum of (a) the aggregate unused amount of the Commitments as of such date and (b) unrestricted cash of the Loan Parties as of such date.
“Mortgaged Properties” has the meaning assigned to such term in the Original Credit Agreement.
“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, on owned real property of a Loan Party, in a form substantially similar to the Existing Mortgages, including any amendment, modification or supplement thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Book Value” means, with respect to any Subsidiary, the net book value of the total assets of such Subsidiary determined in accordance with GAAP but excluding intangible assets and book value attributable to (i) an Investment in another Subsidiary to the extent the assets of such other Subsidiary are otherwise included in the calculation of aggregate Net Book Value, (ii) deferred taxes, (iii) deferred financing costs, (iv) intercompany Indebtedness and (vi) assets that are no longer used or useful in the business of such Subsidiary (as determined by the Borrower in good faith).
“Net Cash Proceeds” means with respect to any asset sale, lease or other disposition permitted by Section 7.04(e) (for the purposes of this definition, an “Asset Sale”), an amount equal to: (i) cash (which term, for the purposes of this definition, shall include Permitted Investments) payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide costs, fees and expenses incurred in connection with such Asset Sale, including (a) income or gains taxes payable (or reasonably and good faith estimated to be payable) by the seller as a result of any gain recognized in connection with such Asset Sale, (b) attorneys’ fees, accounting fees, investment banking fees and consulting fees incurred in connection with such Asset Sale, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (d) a reasonable escrow or reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds; and provided further that if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt of such proceeds setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind used or usable in the business of the Borrower and its Subsidiaries within 365 days of receipt of such proceeds, and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of delivery of such certificate or at the proposed time of the application of such proceeds, such Net Cash Proceeds shall not constitute “Net Cash Proceeds” except to the extent not so used at the end of such 365 day period.

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“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined on a consolidated basis in accordance with GAAP.
“Non-U.S. Lender” has the meaning set forth in Section 2.17(f).
“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“OECD” means  the Organization for Economic Cooperation and Development.
“Original Credit Agreement” has the meaning set forth in the recitals hereto.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, including any interest, additions to tax or penalties applicable thereto.
“Participant” has the meaning set forth in Section 10.04(c).
“Participant Register” has the meaning set forth in Section 10.04(c)(i).
“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.
“Payment Percentage” has the meaning set forth in Section 2.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means the acquisition by the Borrower or any Subsidiary of any Person or of any division or line of business of any Person (whether a Person, or division or line of business, an “Eligible Business”), either by merger, consolidation, purchase of stock, or purchase of all or a substantial part of the assets of such Eligible Business (any such type of transaction is referred to in this Agreement as an “acquisition” and the principal agreement relating thereto, whether a stock purchase agreement, an asset purchase agreement, a merger agreement or otherwise, is referred to in this Agreement as the “acquisition agreement”); provided that (a) with respect to acquisitions of Foreign Subsidiaries (other than any Foreign Subsidiary organized under the laws of a country that is a member of the OECD (i) that Guarantees the Obligations in a manner reasonably satisfactory to the Administrative Agent and (ii) in respect of which at least 66% of the Capital Stock of such Foreign Subsidiary is pledged as Collateral) and/or assets located outside of the United States of America or Subsidiaries which do not become Subsidiary Guarantors, the aggregate consideration paid in connection therewith shall not exceed $150,000,000 in any fiscal year, (b) in the case of any acquisition by any of the Borrower’s wholly-owned Subsidiaries, such Subsidiary remains a wholly-owned Subsidiary of the Borrower, (c) the Borrower or such Subsidiary, as applicable, shall have complied with all of the requirements of Section 6.11 with respect thereto, (d) after giving effect to such acquisition on a pro forma basis, the Borrower shall be in compliance, on a pro forma basis, with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered, (e) no Default shall have occurred and be continuing immediately before and after giving effect to such Permitted Acquisition or result from the consummation thereof and (f) each of the following conditions shall have been satisfied (and the Borrower shall have

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delivered to the Administrative Agent a certificate to the effect that the conditions under paragraph (a) to (e) above and this paragraph (f) have been satisfied):
(i)    such transaction shall not be a “hostile” acquisition or other “hostile” transaction (i.e., such transaction shall not be opposed by the board of directors (or similar governing body) of the Eligible Business), provided that (i) in the event the Borrower or such Subsidiary, as applicable, proposes to initiate such transaction as hostile transaction with the intent to subsequently obtain the approval of the board of directors of the Eligible Business, the Borrower or such Subsidiary, as applicable, may notify the Administrative Agent and each Lender in writing in advance of the initiation of such proposed transaction together with any information concerning such transaction as the Administrative Agent or any Lender may request, and (ii) the Administrative Agent and each Lender shall have approved such transaction in writing prior to the initiation of such transaction, with the approval of each Lender not to be unreasonably withheld, the Borrower or the Subsidiary, as applicable, may proceed with such transaction as long as the transaction ultimately is approved by the board of directors (or similar governing body) of the Eligible Business (and a majority of which were members of such board of directors (or similar governing body) at the time such transaction was initiated) and is otherwise in accordance with the terms of this Agreement; and
(ii)    such acquisition (1) if such acquisition is a stock acquisition, shall be of greater than 50% of the issued and outstanding Capital Stock of such Eligible Business, whether by purchase or as a result of merger or consolidation (provided that the Borrower or such Subsidiary, as applicable, shall be the surviving corporation in any such merger or consolidation), and in any event shall consist of shares of Capital Stock with sufficient voting rights which entitles the Borrower or such Subsidiary, as applicable, to elect a majority of the directors of such Eligible Business and to control the outcome of any shareholder votes with respect to the shareholders of such Eligible Business and (2) if such acquisition is an asset acquisition, shall be of all or a substantial part of an Eligible Business.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three years from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s Ratings Services or from Moody’s Investors Services, Inc.;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

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(e)    up to $50,000,000 in other investments by the Borrower in connection with its cash management activities pursuant to an investment policy approved by (i) a Financial Officer of the Borrower or (ii) the Board of Directors of the Borrower (or committee thereof), if required by the constitutive documents of the Borrower (it being understood that the investment shall be with a Managed Account). For purposes of this definition, the term “Managed Account” means an investment account that is owned by an investor and managed by a professional money manager.
“Permitted Liens” means:
(a)    Liens imposed by law for taxes, assessments and governmental charges or claims that are not yet due or are being contested in compliance with Section 6.04;
(b)    landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any such obligation imposed pursuant to Section 430(k) of the Code or 303(k) of ERISA), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
(c)    pledges, deposits and statutory trusts made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits and other Liens to secure industrial revenue bonds, the performance of bids, trade contracts (other than for borrowed money), government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Article VIII;
(f)    easements, restrictions (including zoning restrictions), rights-of-way, licenses, covenants and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Group Members, taken as a whole;
(g)    any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased, and any financing statement filed in connection with any such lease;
(h)     receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien by operation of law on the related inventory and proceeds thereof;
(i)    Liens held by third parties on consigned goods incurred in the ordinary course of business;

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(j)    bankers’ liens and rights to setoff with respect to deposit accounts and Liens encumbering margin deposits or brokerage accounts, in each case, incurred in the ordinary course of business;
(k)    Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with the providers of such insurance or their Affiliates in respect thereof;
(l)    other Liens or matters approved by the Administrative Agent in any policy of title insurance issued in connection with any Mortgage; and
(m)    Liens on any assets that are the subject of an agreement for a disposition thereof expressly permitted under Section 7.04 that arise due to the existence of such agreement.
“Permitted Subordinated Debt” means unsecured Indebtedness of the Borrower for borrowed money which (a) matures no earlier than, and does not require any scheduled principal payments prior to, the date which is six months after the Final Commitment Termination Date, (b) is not subject to any mandatory prepayment, redemption, repurchase, sinking fund or other similar obligation prior to the date which is six months after the Final Commitment Termination Date, in each case that could require any payment on account of principal in respect thereof prior to the date which is six months after the Final Commitment Termination Date, (c) is not guaranteed by any Group Member which is not a Subsidiary Guarantor, (d) is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, (e) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable or more restrictive to the Borrower than the terms and conditions customary at the time for high-yield subordinated debt securities issued in a public offering (except to the extent otherwise approved by the Administrative Agent) and (f) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable or more restrictive to the Borrower than the terms and conditions contained in this Agreement; provided that prior to and immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Previous Credit Agreement” has the meaning set forth in the recitals hereto.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

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“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.
“Qualifying Loans” has the meaning set forth in Section 2.11(a).
“Quarterly Dates” means the last Business Day of September, December, March and June in each year, the first of which shall be the first such day after the date hereof.
“Quotation Day” means, (a) with respect to any Eurocurrency Borrowing denominated in English Pounds Sterling for any Interest Period, the first day of such Interest Period, (b) with respect to any Eurocurrency Borrowing denominated in euro for any Interest Period, two TARGET Days prior to the commencement of such Interest Period and (c) with respect to any Eurocurrency Borrowing denominated in any Currency other than English Pounds Sterling or euro for any Interest Period, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the Eurocurrency Base Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Range” has the meaning set forth in Section 2.11(a).
“Register” has the meaning set forth in Section 10.04.
“Regulation S-X” means Regulation S-X of the General Rules and Regulations promulgated by the SEC.
“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lenders pursuant to Section 2.04(f) for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Replaced Facility” has the meaning set forth in Section 10.02.
“Replacement Facility” has the meaning set forth in Section 10.02.
“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and Available Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposures and the Aggregate Available Commitments at such time.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law (including Environmental Law), treaty, rule or regulation or determination of an arbitrator or a court or other

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Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of any Group Member, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of any Group Member or any option, warrant or other right to acquire any such shares of Capital Stock of any Group Member.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of Loans held by such Lender then outstanding and (b) such Lender’s LC Exposure at such time.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Third Restatement Effective Date, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person “owned” or “controlled” (in each case within the meaning of the applicable governmental Requirement of Law governing such Sanctions) by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” means the EURIBOR Screen Rate and the LIBOR Screen Rate, collectively and individually, as the context may require.
“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.
“Second Restatement Effective Date” means the date on which the conditions specified in Sections 5.02 and 5.03 of the Previous Credit Agreement were satisfied (or waived in accordance with Section 10.02 of the Previous Credit Agreement).
“Secured Party” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Security Documents” means, collectively, the Guarantee and Collateral Agreement, other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document and all Uniform Commercial Code financing statements required by the terms of any such agreement to be filed with respect to the security interests created pursuant thereto.

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“Senior Notes” means the 5.25% Senior Notes of the Borrower issued on February 27, 2014 pursuant to the Senior Notes Indenture (as the same may be refinanced, renewed or replaced from time to time pursuant to the Senior Notes Indenture).
“Senior Notes Indenture” means the Indenture, dated as of February 27, 2014, entered into by the Borrower in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.
“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt and other liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Third Restatement Effective Date or with respect to any transaction contemplated to be undertaken after the Third Restatement Effective Date, (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities (including contingent liabilities) beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).
“Specified Time” means 11:00 a.m., London time.
“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

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“Subsidiary Guarantor” means each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary or Immaterial Subsidiary. For the avoidance of doubt, as of the Third Restatement Effective Date, the Subsidiary Guarantors shall be (a) Telephonics Corporation, (b) Clopay Building Products Company, Inc. (c) Clopay Plastics Products Company, Inc., (d) The Ames Companies, Inc., (e) Clopay Ames True Temper Holding Corp. and (f) ATT Southern, Inc.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Third Restatement Effective Date” means the date on which the conditions specified in Sections 5.02 and 5.03 are satisfied (or waived in accordance with Section 10.02).
“Transactions” means the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is intended to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Alternate Base Rate.
“U.S. Tax Certificate” has the meaning set forth in Section 2.17(f).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended,

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supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from September 30, or the last days of the first three fiscal quarters in each of its fiscal years from December 31, March 31 and June 30, respectively. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein. Without limiting the foregoing, for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Third Restatement Effective Date that would require operating leases to be treated similarly to capital leases.
SECTION 1.04    Currencies; Currency Equivalents; Euro. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.11(b) and the last sentence of Section 2.18(a), for purposes of determining (i) as of the date of the making of any Loan or the issuance, amendment, renewal or extension of any Letter of Credit, (x) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing would exceed the Aggregate Commitment, (y) whether the Aggregate LC Exposure in respect of any Letter of Credit to be issued, amended, renewed or extended, together with the Aggregate LC Exposure of all other Letters of Credit then outstanding would exceed the Aggregate Letter of Credit Commitment or (z) whether, after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment, (ii) the Aggregate Available Commitments, (iii) the outstanding aggregate principal amount of Borrowings, (iv) the Aggregate LC Exposure, (v) the Aggregate Revolving Credit Exposure and (vi) any other amount requiring conversion of an amount denominated in a Foreign Currency into an amount denominated in Dollars, (x) the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar

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Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”) and (y) the Aggregate LC Exposure with respect to any Letter of Credit denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of such Foreign Currency of the Aggregate LC Exposure with respect to such Letter of Credit determined initially as of the date of issuance thereof, and thereafter on each Quarterly Date. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).
Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the date hereof shall, effective from the date on which such country becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euro or such Currency, such party shall be entitled to pay or repay such amount either in euro or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrower to the Lenders and of the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof.
ARTICLE II
THE CREDITS
SECTION 2.01    The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitment or (c) the aggregate amount of Revolving Credit Exposures denominated in Foreign Currencies exceeding the Aggregate Foreign Currency Sublimit Dollar Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
SECTION 2.02    Loans and Borrowings.
(a)    Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Currency and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve

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any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Type of Loans. Subject to Section 2.14, each Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. Each Eurocurrency Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000. Each ABR Borrowing shall be in an aggregate amount equal to $500,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the Aggregate Available Commitments, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.
(d)    Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to select any Interest Period with respect to any Borrowing that would end after the Commitment Termination Date (or, with respect to any Borrowing of Extended Loans, the termination date with respect thereto).
SECTION 2.03    Requests for Borrowings.
(a)    Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (or, in the case of Eurocurrency Borrowings denominated in Foreign Currencies, in writing) (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in English Pounds Sterling or euro, not later than 12:00 noon, London time, four Business Days before the date of the proposed Borrowing, (iii) in the case of a Eurocurrency Borrowing denominated in any Agreed Foreign Currency other than English Pounds Sterling or euro, not later than 12:00 noon, London time, five Business Days before the date of the proposed Borrowing, or (iv) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, in the case of requests by telephone, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.
(b)    Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount and Currency of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

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(iv)    in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
(c)    Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(d)    Failure to Elect. If no election as to the Currency of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be made instead as an ABR Borrowing, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
SECTION 2.04    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that any Issuing Lender issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or any Agreed Foreign Currency for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments. The Letters of Credit issued or continued for the account of the Borrower under the Existing Credit Agreements and outstanding on the Effective Date were deemed Letters of Credit for all purposes of the Original Credit Agreement and the other Loan Documents pursuant to the terms of the Original Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the Original Credit Agreement and outstanding on the Restatement Effective Date were deemed Letters of Credit for all purposes of the First Restated Credit Agreement and the other Loan Documents pursuant to the terms of the First Restated Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the First Restated Credit Agreement and outstanding on the Second Restatement Effective Date were deemed Letters of Credit for all purposes of the Previous Credit Agreement and the other Loan Documents pursuant to the terms of the Previous Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the Previous Credit Agreement and outstanding on the Third Restatement Effective Date (the “Existing Letters of Credit”) shall be Letters of Credit for all purposes of this Agreement and the other Loan Documents. The Borrower, the Administrative Agent and the Lenders hereby agree that, from and after the Third Restatement Effective Date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. Notwithstanding anything to the contrary in any reimbursement agreement applicable to the Existing Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Lenders shall accrue from the Third Restatement Effective Date at the rate provided in Section 2.12(b) hereof.

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(b)    Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. Any Letter of Credit may provide for renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the applicable Issuing Lender (which in no event shall extend beyond the date specified in paragraph (d) of this Section, except as otherwise provided therein). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)    Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Aggregate LC Exposure shall not exceed the Aggregate Letter of Credit Sublimit Amount, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment, (iii) the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Commitment, (iv) the aggregate amount of Revolving Credit Exposures denominated in Foreign Currencies shall not exceed the Aggregate Foreign Currency Sublimit Dollar Amount and (v) the LC Obligations attributable to all Letters of Credit issued by any Issuing Lender shall not exceed such Issuing Lender’s LC Commitment then in effect.
(d)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (or a later date if agreed to by the applicable Issuing Lender in its sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, the date that is one year (or a later date if agreed to by the applicable Issuing Lender in its sole discretion) after such renewal or extension) and (ii) the date that is 10 Business Days prior to the Commitment Termination Date, unless (x) the termination date in respect of any tranche of Commitments is later than the Commitment Termination Date and the Borrower agrees to comply with the requirements of Section 2.04(l) (in which case, subject to clause (y), such Letter of Credit shall terminate no later than the date that is 10 Business Days prior to such later termination date) or (y) the Borrower agrees to either (I) provide cash collateral with respect to such Letters of Credit on such date in accordance with Section 2.04(k) or (II) enter into backstop arrangements reasonably acceptable to the applicable Issuing Lender.
(e)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in

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respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of each Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made in the Currency of such LC Disbursement and without any offset, abatement, withholding or reduction whatsoever. Such payment obligation shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Article V, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) of this Section, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (in the same Currency as such LC Disbursement) not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is in Dollars and is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.
If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof, the Currency thereof and such Lender’s Applicable Percentage thereof.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any

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term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
Neither the Administrative Agent, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:
(i)    each Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)    each Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii)    this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(h)    Disbursement Procedures. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.
(i)    Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per

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annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.
(j)    Replacement of the Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(k)    Cash Collateralization. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the Aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Collateral Account (or such other collateral account as the Administrative Agent shall establish for such purpose) an amount in cash equal to, the Aggregate LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraph (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent in the Collateral Account as Collateral in the first instance for the Aggregate LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Collateral Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Secured Parties in the Collateral Account (or such other collateral account, as applicable) and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
(l)    Treatment of Letters of Credit Upon Maturity of Any Tranche of Commitments. If the termination date in respect of any tranche of Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Commitments in respect of which the termination date shall not have occurred are then in effect, (x) the outstanding Loans shall be repaid pursuant to Section 2.10 on such termination date in an amount sufficient to permit the reallocation of the LC Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.04(e)) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Commitments in respect of such non-terminating tranches at such time (it being understood that the

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participations therein of Lenders under the maturing tranche shall be correspondingly released) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall either (I) provide cash collateral with respect to such Letters of Credit on such date in accordance with Section 2.04(k) or (II) enter into backstop arrangements reasonably acceptable to each applicable Issuing Lender. If, for any reason, such cash collateral is not provided, such backstop arrangements are not entered into and the reallocation does not occur, the Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, (A) the continuing participations of the Lenders under the maturing tranche shall be included in the calculation of the Required Lenders (with each such Lender’s participation deemed to be its outstanding LC Exposure) and (B) upon any subsequent repayment of the Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a termination date with respect to a given tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such termination date. Commencing with the termination date of any tranche of Commitments, the sublimit for Letters of Credit under any tranche of Commitments that has not terminated on such date shall be as agreed with such Lenders; provided that in no event shall such sublimit be less than the sum of (x) the LC Obligations of the Lenders under such extended tranche immediately prior to such termination date and, without duplication, (y) the face amount of the Letters of Credit reallocated to such tranche of Commitments pursuant to clause (i) of the second preceding sentence (assuming Loans are repaid in accordance with clause (i)(x) of the second preceding sentence).
SECTION 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the applicable Issuing Lender. On the Third Restatement Effective Date, all Existing Loans shall be deemed repaid (other than for purposes of Section 2.16 of the Previous Credit Agreement) and such portion thereof that were ABR Loans shall be reborrowed as ABR Loans by the Borrower and such portion thereof that were Eurocurrency Loans shall be reborrowed as Eurocurrency Loans (it being understood that for each tranche of Existing Loans that were Eurocurrency Loans, (x) the initial Interest Period for the relevant reborrowed Eurocurrency Loans shall equal the remaining length of the Interest Period for such tranche and (y) the Eurocurrency Rate for the relevant reborrowed Eurocurrency Loans during such initial Interest Period shall be the Eurocurrency Rate for such tranche immediately prior to the Third Restatement Effective Date) and Lenders shall advance funds to the Administrative Agent no later than 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders as shall be required to (i) repay in full the Existing Loans (together with accrued interest thereon) of the Existing Lenders that are not Lenders hereunder and (ii) repay the Existing Loans of the Existing Lenders to the extent necessary to cause each Lender’s share of the outstanding Loans on the Third Restatement Effective Date to be equal to its Applicable Percentage (after giving effect to the Third Restatement Effective Date).

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(b)    Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, in each case together with any related reasonable out-of-pocket costs incurred by the Administrative Agent. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.06    Interest Elections.
(a)    Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (ii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment, and (iii) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.
(b)    Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (or, in the case of Borrowings in Foreign Currencies, in writing) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, in the case of requests by telephone, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

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(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
(d)    Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, such Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (B) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Eurocurrency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month’s duration.
SECTION 2.07    [Reserved].
SECTION 2.08    [Reserved].
SECTION 2.09    Termination, Reduction and Increase of the Commitments.
(a)    Scheduled Termination. Unless previously terminated, the Commitments of the Lenders shall terminate on the Commitment Termination Date; provided that unless previously terminated, any Extended Commitments of the Lenders shall terminate on the termination date of such Extended Commitments.
(b)    Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, any tranche of Commitments, provided that (i) each such reduction pursuant to this Section shall be in an amount that is $500,000 or a larger multiple of $100,000 and (ii) the Borrower shall not terminate or reduce any tranche of Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (x) the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment, (y) the Revolving Credit Exposure of any Lender would exceed the Commitment of such Lender or (z) with respect to any tranche of Commitments, the sum of the aggregate outstanding principal amount of the outstanding Loans of Lenders in respect of such tranche of Commitments plus the aggregate amount of LC Obligations in respect of such tranche of Commitments would exceed the aggregate amount of the Commitments of such tranche. The Borrower shall notify the

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Administrative Agent of any election to terminate or reduce any tranche of Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of such termination may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any tranche of Commitments shall be permanent. Other than in connection with a prepayment of Loans in accordance with the provisions of Section 2.11(a)(ii), each reduction of any tranche of Commitments shall be made ratably among the Lenders of such tranche in accordance with their respective Commitments.
(c)    Increase of Commitment.
(i)    Requests for Commitment Increase. The Borrower may, at any time (but in no event more than three times), propose that the Aggregate Commitment hereunder be increased (each such proposed increase being a “Commitment Increase”) by having an existing Lender agree to increase its then existing Commitment (each an “Increasing Lender”) and/or by adding as a new Lender hereunder any Person identified by the Borrower which shall agree to provide a Commitment hereunder (each an “Assuming Lender”), in each case with the consent of the Administrative Agent and each Issuing Lender (such consent in each case not to be unreasonably withheld), by notice to the Administrative Agent specifying the amount of the relevant Commitment Increase, the Lender or Lenders providing for such Commitment Increase and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date; provided that:

(A)
the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $10,000,000 or a larger multiple of $1,000,000;

(B)	the aggregate amount of all such Commitment Increases hereunder shall not exceed $50,000,000;

(C)	no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(D)
the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)    Effectiveness of Commitment Increase. Each Commitment Increase (and the increase of the Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m.,

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New York time, on such Commitment Increase Date, of (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Commitment Increase under this paragraph (c) have been satisfied and (B) an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, the Commitment of each such Increasing Lender shall be increased or each such Assuming Lender, as applicable, shall undertake a Commitment, duly executed by such Increasing Lender or Assuming Lender, as the case may be, and the Borrower and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each Increasing Lender and/or Assuming Lender referred to in clause (B) above, together with the certificate referred to in clause (A) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Borrower and the Lenders (including, if applicable, each Assuming Lender). On each Commitment Increase Date, the Borrower shall simultaneously (i) prepay in full the outstanding Loans (if any) held by the Lenders immediately prior to giving effect to the relevant Commitment Increase, (ii) if the Borrower shall have so requested in accordance with this Agreement, borrow new Loans from all Lenders (including, if applicable, any Assuming Lender) such that, after giving effect thereto, the Loans (in the respective Currencies) are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Lenders the amounts, if any, payable under Section 2.16.
SECTION 2.10    Repayment of Loans; Evidence of Debt.
(a)    Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders (i) the outstanding principal amount of the Loans (other than any Extended Loans) on the Commitment Termination Date and (ii) the outstanding principal amount of any Extended Loans on the termination date of such Extended Loans.
(b)    Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection (i) in the case of Eurocurrency Loans, not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment and (ii) in the case of ABR Loans, not later than 12:00 noon, New York City time, on the scheduled date of such repayment. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.
(c)    Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount and Currency of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the

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amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
(e)    Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(f)    Promissory Notes. Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note of the Borrower. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a principal amount equal to such Lender’s Commitment and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11    Prepayment of Loans.
(a)    Optional Prepayments. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section; provided that, if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Partial prepayments of Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.
(ii)     Notwithstanding anything to the contrary herein, so long as no Default has occurred and is continuing or would result therefrom, the Borrower may prepay outstanding Loans pursuant to this Section 2.11(a) (any such prepayment, an “Auction Prepayment”) on the following basis (the transactions described in this Section 2.11(a)(ii), collectively, the “Auction Prepayment Transactions”):
(A)    The Borrower may notify the Administrative Agent and the Lenders (an “Auction Prepayment Notice”) that the Borrower desires to prepay the Loans with cash proceeds in an aggregate principal amount specified by the Borrower (which amount shall be not less than $10,000,000 in the aggregate in each case; each, an “Auction Prepayment Amount”) at a price (which shall be within a range (the “Range”) to be specified by the Borrower with respect to each Auction Prepayment ) equal to a percentage of par (the “Payment Percentage”) of the principal amount of the Loans to be prepaid; provided that (I) the aggregate cash amount paid out of pocket by the Borrower for all Auction Prepayments shall not exceed $125,000,000 during the term of this Agreement (excluding any other voluntary or involuntary prepayments of Loans in accordance with this Agreement, any accrued interest payable in connection with an Auction Prepayment, or any fees payable in connection therewith), (II) other than prepayments required pursuant to the terms of Section 7.04(e), no more than three Auction Prepayment Transactions (counting transactions closing on or about the same date as one transaction) may be consummated, (III) no Borrowings shall be made hereunder with the intent to finance an Auction Prepayment (it being understood that the

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existence of any borrowed or outstanding Loans at or about the time of any such repurchase, if such Loans were not intended to be used to fund any Auction Prepayment, shall not, in and of itself, mean that such repurchase is being funded with the proceeds of Loans), (IV) automatically and without the necessity of any notice or any other action, all principal and accrued and unpaid interest on the Loans so prepaid shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents and (V) at the time of delivery of any Auction Prepayment Notice, the Borrower shall furnish to the Administrative Agent and each Lender a certificate signed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing or would result from the proposed Auction Prepayment.
(B)    In connection with an Auction Prepayment, the Borrower shall allow each Lender to specify a Payment Percentage (the “Acceptable Payment Percentage”) for a principal amount (subject to rounding requirements specified by the Administrative Agent) of Loans at which such Lender is willing to permit such Auction Prepayment (it being understood that no Lender shall be required to specify a Payment Percentage or permit such Auction Prepayment with respect to the Loans held by it). Based on the Acceptable Payment Percentages and principal amounts of Loans specified by Lenders, the applicable Payment Percentage (the “Applicable Payment Percentage”) for the Auction Prepayment shall be the lowest Acceptable Payment Percentage at which the Borrower can complete the Auction Prepayment for the applicable Auction Prepayment Amount that is within the applicable Range; provided, that if the offers received from Lenders are insufficient to allow the Borrower to complete the Auction Prepayment for the applicable Auction Prepayment Amount, then the Applicable Payment Percentage shall instead be the highest Acceptable Payment Percentage that is within the applicable Range. The Borrower shall prepay Loans (or the respective portions thereof) offered by Lenders at the Acceptable Payment Percentages specified by each such Lender that are equal to or less than the Applicable Payment Percentage (“Qualifying Loans”) by remitting an amount to each Lender to be prepaid equal to the product of the face amount, or par, of the Loan being prepaid multiplied by the Applicable Payment Percentage; provided that if the aggregate cash proceeds required to prepay Qualifying Loans (disregarding any interest payable under Section 2.11(a)(ii)(C) or any fees payable in connection therewith) would exceed the applicable Auction Prepayment Amount for such Auction Prepayment, the Borrower shall prepay such Qualifying Loans at the Applicable Payment Percentage ratably based on the respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).
(C)    All Loans prepaid by the Borrower pursuant to this Section 2.11(a)(ii) shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.
(D)    All Loans prepaid by the Borrower pursuant to this Section 2.11(a)(ii) shall result in a concurrent permanent reduction of the related Commitments at par in accordance with Section 2.09(b).
(E)    Each Auction Prepayment shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Type and Interest Periods of accepted Loans, irrevocability of Auction Prepayment Notice and other notices by the

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Borrower and Lenders and determination of Applicable Payment Percentage) established by the Administrative Agent in consultation with the Borrower.
(b)    Mandatory Prepayments Due to Currency Fluctuations. On each Quarterly Date and promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the Dollar Equivalent of the Aggregate Revolving Credit Exposure to the extent there shall be any Loans or Letters of Credit denominated in any Foreign Currency at such time. For the purpose of this determination, (1) the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan and (2) the LC Obligations with respect to any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of such LC Obligations in the Foreign Currency of such Letter of Credit, determined in each case as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., London time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof. If, on the date of such determination, the aggregate outstanding principal amount of the Loans denominated in Foreign Currencies exceeds 105% of the Aggregate Foreign Currency Sublimit Dollar Amount, the Aggregate LC Exposure exceeds 105% of the Aggregate Letter of Credit Sublimit Amount or the Aggregate Revolving Credit Exposure exceeds the Aggregate Commitment, the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), (i) prepay, without premium, penalty or any reduction in the Commitments, the Loans in such amounts as shall be necessary so that after giving effect thereto the aggregate outstanding principal amount of the Loans does not exceed the Aggregate Foreign Currency Sublimit Dollar Amount, (ii) cash collateralize Letters of Credit in accordance with Section 2.04(k) in an amount as shall be necessary so that after giving effect thereto the Aggregate LC Exposure minus the amount of such cash collateral does not exceed the Aggregate Letter of Credit Sublimit Amount or (iii) prepay, without premium, penalty or any reduction in the Commitments, the Loans and/or cash collateralize Letters of Credit in accordance with Section 2.04(k) in an amount equal to the LC Obligations desired to be cash collateralized such that the Aggregate Revolving Credit Exposure minus the Aggregate LC Exposure so cash collateralized does not exceed the Aggregate Commitment, as applicable; provided that, if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the Dollar Equivalent of the Aggregate Revolving Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.
(c)    Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice

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relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and shall be made in the manner specified in Section 2.10(b).
SECTION 2.12    Fees.
(a)    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Commitment of such Lender during the period from and including the Third Restatement Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date (or, with respect to any Extended Commitments, the termination date in respect thereof). Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Final Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.
(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Third Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lenders a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Third Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Obligations (provided that such fronting fee shall in no event be less than $250 per annum for each Letter of Credit), as well as each Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Third Restatement Effective Date; provided that all such fees shall be payable in respect of any Commitments on the date on which such Commitments terminate and any such fees accruing in respect of such Commitments after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to any Issuing Lender, in the case of

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fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.13    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(b)    Eurocurrency Loans. The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Eurocurrency Rate for the Interest Period for such Borrowing plus the Applicable Rate.
(c)    Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(e)    Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or with respect to any Loans denominated in English Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Inability to Determine Interest Rate. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing in any Currency:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Base Rate or the Eurocurrency Rate, as applicable, for such Eurocurrency Borrowing in such Currency for such Interest Period; or
(ii)    the Administrative Agent receives notice from the Required Lenders that the Eurocurrency Base Rate or the Eurocurrency Rate, as applicable, determined or to be determined with respect to such Eurocurrency Borrowing in such Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

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then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such Currency shall be ineffective and, if such Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing, (ii) if such Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if such Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the such Currency shall be ineffective.
SECTION 2.15    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurocurrency Rate) or any Issuing Lender;
(ii)    subject any Lender or any Issuing Lender to any Taxes (other than Indemnified Taxes, Excluded Taxes and Other Taxes) on its Loans, Loan principal, any Letter of Credit, Commitments, Obligations, deposits, reserves, liabilities, or any capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan, or any Loan in the case of clause (iii) above (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

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(c)    Changes in Law. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.
(d)    Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.19(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurocurrency Rate for such Currency for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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SECTION 2.17    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if any such Indemnified Taxes or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender or any Issuing Lender, as determined in good faith by the applicable withholding agent, then (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) if such Indemnified Taxes or Other Taxes are required to be withheld or deducted by a Loan Party, such Loan Party shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrowers. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability together with a copy of a receipt or other evidence of payments delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that with regard to non-U.S. withholding taxes, in such

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Lender’s judgment such completion, execution or submission would not subject such Lender to a material unreimbursed cost or materially prejudice the legal or commercial position of such Lender. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any documentation pursuant to this paragraph that such Lender is not legally able to deliver.
Without limiting the generality of the foregoing, any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement or under an Assignment and Assumption (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Non-U.S. Lender is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI,
(iii)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D (a “U.S. Tax Certificate”) to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or successor form),
(iv)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (A) an Internal Revenue Service Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (i), (ii), (iii) and (v) of this paragraph (f) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners, or
(v)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States of America Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
Any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to Borrower and the Administrative Agent duly completed copies of Internal Revenue Service Form W-9 (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement or under an Assignment and Assumption (and from time to time thereafter upon the request of the Borrower or the Administrative Agent).

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(g)    FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Refunds and Cooperation. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person. Upon the Borrower’s reasonable written request, each Lender shall reasonably cooperate with the Borrower in seeking a refund of Indemnified Taxes or Other Taxes; provided that such cooperation shall not be required if, in such Lender’s sole discretion, it would subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to the Lender in any way.
(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Restatement Effective Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payments of the Loans and all other amounts payable hereunder.
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may,

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in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including commitment fees, payments required under Section 2.15, and payments required under Section 2.16 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency, payments relating to any such Loan required under Section 2.16, which are payable in such Foreign Currency or Reimbursement Obligations, letter of credit fees or interest in respect of any Letter of Credit denominated in a Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.12 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.09 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

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(d)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)    Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05(b) or 2.18(e), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or any applicable Issuing Lenders to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, then such Lender shall (at

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the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained) or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving

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Credit Exposure (after giving effect to such reallocation) does not exceed the total of all non-Defaulting Lenders’ Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Lenders only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of such Defaulting Lender is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages after giving effect to the reallocation of such Defaulting Lender’s LC Exposure pursuant to clause (i) above; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all fees payable under Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lenders until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein);
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the

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other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21    Extensions of Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Commitments with a like termination date on a pro rata basis (based on the aggregate principal amount of the Commitments with a like termination date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the termination date of each such Lender’s Commitments and otherwise modify the terms of such Commitments pursuant to the terms of the relevant Extension Offer (including by changing the interest rate or fees payable in respect of such Commitments (and related outstandings)) (each, an “Extension”, and each group of Commitments, as so extended, as well as the original Commitments (not so extended), being a “tranche”; any Extended Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Commitment of any Lender that agrees to an extension with respect to such Commitment extended pursuant to an Extension (an “Extended Commitment”; and the Loans thereunder, “Extended Loans”), and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) with the same terms as the original Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.04(l) to the extent dealing with Letters of Credit which mature or expire after a termination date when there exist Extended Commitments with a longer termination date, all Letters of Credit shall be participated in on a pro rata basis by all Lenders with Commitments in accordance with their Applicable Percentages (and except as provided in Section 2.04(l), without giving effect to changes thereto on an earlier termination date with respect to Letters of Credit theretofore incurred or issued) and all borrowings under Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (B) repayments required upon the voluntary termination or reduction of any tranche of non-extending Commitments by the Borrower in accordance with Section 2.09(b) and (C) repayments required upon the termination date of the non-extending Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Commitments, any commitments under any Replacement Facility and any original Commitments) that have more than two different termination dates, (iii) if the aggregate principal amount of Commitments, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension shall be consistent with the foregoing and (v) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.09, 2.10, 2.11 or 2.18 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be

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determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Commitments of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.09, 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to its Commitments (or a portion thereof) and (B) the consent of each Issuing Lender, which consent shall not be unreasonably withheld or delayed (provided that the consent of an Issuing Lender shall not be required if, after giving effect to such Extension (and any amendments to this Agreement and the other Loan Documents relating thereto), such Issuing Lender shall have no obligation to issue Letters of Credit after the effective date of such Extension). All Extended Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments so extended and such technical amendments as may be necessary or appropriate in the discretion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

ARTICLE III
[RESERVED]
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
SECTION 4.01    Organization; Powers. Each Group Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 4.02    Authorization; Enforceability. The Transactions are within the Borrower’s and each other Loan Party’s corporate powers and have been duly authorized by all necessary corporate and,

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if required, by all necessary shareholder action. This Agreement and each of the other Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitutes, or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 4.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate in any material respect any Requirement of Law, (c) will not violate in any material respect or result in a material default under any Contractual Obligation upon any Group Member or its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of any Group Member.
SECTION 4.04    Financial Condition; No Material Adverse Change.
(a)    Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal years ended September 30, 2013, September 30, 2014 and September 30, 2015, in each case, reported on by Grant Thornton LLP, and its unaudited consolidated balance sheet and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for the three-month period ended December 31, 2015. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of the unaudited financial statements referred to above, to the absence of footnotes and to normal year-end audit adjustments. There are no liabilities of the Borrower or any of its Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Borrower that are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 2015.
(b)    No Material Adverse Change. Since September 30, 2015, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 4.05    Properties.
(a)    Property Generally. Each Group Member has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Intellectual Property. Each Group Member has valid title to all trademarks, tradenames, copyrights, patents and other intellectual property (collectively, “Intellectual Property”) purported to be owned by such Group Member, and all license agreements under which such Group Member uses Intellectual Property owned by a third party are valid and enforceable. To the Borrower’s knowledge, (x)

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there is no Intellectual Property that is not either owned by the Group Members or held under a license agreement and that is material to the business as currently conducted and (y) the use by any Group Member of Intellectual Property does not infringe upon the rights of any other Person except, in each case, that which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.06    Litigation and Environmental Matters.
(a)    Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting any Group Member that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or that involve this Agreement or the Transactions.
(b)    Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Group Member (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has actual knowledge, after due inquiry, of any event or circumstance which is reasonably expected to give rise to any Environmental Liability.
SECTION 4.07    Compliance with Laws and Contractual Obligations. Each Group Member is in compliance with all Requirements of Law applicable to it or its property or all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.08    Investment Company Status. No Group Member is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 4.09    Taxes. Each Group Member has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in conformity with GAAP or (ii) Taxes that have been accrued under FASB Interpretation No. 48 (codified as Accounting Standards Codification 740-10) (“FIN 48”) in conformity with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.
SECTION 4.10    ERISA; Employee Benefit Plans.
(a)    No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events which have occurred or are reasonably expected to occur, could reasonably be expected to result in liability having a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan did not, as of the date of the most recent actuarial valuation report required to be prepared under the Code and ERISA reflecting such amounts, exceed by more than $60,000,000 (calculated on an actuarial valuation basis) the fair market value of the assets of all such underfunded Plans.

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(b)    Except as could not reasonably be expected to have a Material Adverse Effect, the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan.
SECTION 4.11    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any other Group Member is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any other Group Member to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions that were believed by the Borrower to be reasonable at the time made, it being understood that the actual results may vary from the results projected therein.
SECTION 4.12    Use of Credit. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.
SECTION 4.13    Burdensome Agreements. Except as set forth on Schedule 4.13, to the Borrower’s knowledge, no Group Member is a party to or bound by, nor are any of the properties or assets owned by any Group Member used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that could reasonably be expected to result in a Material Adverse Effect.
SECTION 4.14    Labor Matters. Except as set forth on Schedule 4.14, (a) no collective bargaining agreement or other labor contract to which any Group Member is a signatory will expire during the term of this Agreement, (b) to the Borrower’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of any Group Member, (c) there is no pending or, to the Borrower’s knowledge, threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material dispute with any union or other labor organization affecting any Group Member or its union-represented employees, in each case the consequences of which could reasonably be expected to affect aggregate business (regardless of division or entity) of the Group Members which business generated gross revenues in excess of $50,000,000 individually or in the aggregate in the prior fiscal year, (d) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower’s knowledge, threatened against any Group Member, by or on behalf of, or with, its employees, other than any such actions, suits charges, demands, claims, counterclaims or proceedings arising in the ordinary course of business that could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.15    Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral as further described therein and proceeds thereof. In the case of: (i) the Pledged Stock as defined and described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, (ii) other

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Collateral as further described in Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.15(a) in appropriate form are filed in the offices specified on Schedule 4.15(a), and, (iii) property acquired after the date hereof any other action required pursuant to Section 6.11, the security interest created pursuant to the Guarantee and Collateral Agreement shall constitute valid perfected security interests in such Collateral and the proceeds thereof (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements and the delivery of such Pledged Stock or the taking of such actions required pursuant to Section 6.11), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens).
SECTION 4.16    Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Third Restatement Effective Date, (a) Schedule 4.16 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.
SECTION 4.17    Solvency. The Loan Parties (on a consolidated basis) are, on the Third Restatement Effective Date, before and after the consummation of the Transactions to occur on the Third Restatement Effective Date, Solvent.
SECTION 4.18    Senior Notes Indenture. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Notes Indenture, including any amendments, supplements or modifications with respect thereto.
SECTION 4.19    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in each case, in such roles) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 4.20    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE V
CONDITIONS
SECTION 5.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit under the Original Credit Agreement shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of

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which shall be satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived in accordance with Section 10.02):
(a)    Executed Counterparts. From each party thereto a counterpart of the Original Credit Agreement executed on behalf of the Borrower, the Administrative Agent and each of the lenders party thereto.
(b)    Guarantee and Collateral Agreement. (i) A copy of the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, and (ii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.
(c)    Opinions of Counsel to the Group Members. Written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Effective Date) of Dechert LLP, corporate counsel for the Group Members, substantially in the form of Exhibit C to the Original Credit Agreement, and covering such other matters relating to the Group Members, the Original Credit Agreement or the transactions contemplated thereby as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).
(d)    Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each other Loan Party, the authorization of the transactions contemplated by the Original Credit Agreement and any other legal matters relating to the Borrower and each other Loan Party, the Original Credit Agreement or the transactions contemplated thereby, all in form and substance satisfactory to the Administrative Agent and its counsel.
(e)    Officer’s Certificate. A certificate, dated the Effective Date and signed by a senior executive officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of the first sentence of Section 5.02.
(f)    Repayment of Amounts under the Existing Credit Agreements. Evidence that the principal of and interest on outstanding loans, and all accrued fees and all other amounts owing, under the Existing Credit Agreements shall have been (or shall be simultaneously) paid in full, the commitments thereunder shall have been (or shall be simultaneously) terminated, all letters of credit issued thereunder shall cease to be outstanding thereunder and all liens created in connection therewith shall have been (or shall be simultaneously) released.
(g)    Lien Searches. The results of a recent lien search in each of the jurisdictions of organization of each of the Loan Parties, and such search shall reveal no liens on any of the assets of any Loan Party except for liens permitted by Section 7.02 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.
(h)    Pledged Stock; Stock Powers; Pledged Notes. (i) The certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

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(i)    Filings, Registrations and Recordings. Evidence that each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall be in proper form for filing, registration or recordation.
(j)    Mortgages.
(i)     Counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property;
(ii)     a policy or policies of title insurance issued (or marked-up title insurance commitments having the effect of policies of title insurance) by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid and enforceable first-priority Lien on the Mortgaged Property described therein, free of any other Liens other than Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and in amounts not in excess of the amounts set forth in the policies of title insurance delivered in connection with the Existing Mortgages;
(iii)     (A) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower or the applicable Loan Party in the event any such Mortgaged Property is located in a special flood hazard area) and (B) if any portion of such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (now or as hereafter in effect or any successor act thereto), (1) flood insurance with a financially sound and reputable insurer, in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (2) evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent; and
(iv)     such surveys, abstracts, appraisals, legal opinions and other documents (including an opinion of counsel (which shall be reasonably satisfactory to the Administrative Agent) in each state in which Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and an opinion of counsel in the state in which such Loan Party is organized and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent) as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that the surveys delivered in connection with the Existing Mortgages shall be deemed reasonably satisfactory to the Administrative Agent for purposes of this Section;

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provided that if, notwithstanding the use by the Loan Parties of commercially reasonable efforts to cause the requirements of this Section 5.01(j) to be satisfied on the Effective Date, the requirements thereof are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the Effective Date or the availability of the Loans, but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Section 6.12 of the Original Credit Agreement.
(k)    Notes Issuance. Evidence that the Borrower shall have received $550,000,000 aggregate cash proceeds from the issuance of the 7.125% Senior Unsecured Notes of the Borrower issued on March 17, 2011.
The obligation of each Lender to make its initial extension of credit under the Original Credit Agreement is also subject to the payment by the Borrower of such fees and expenses as the Borrower shall have agreed to pay to any Lender, the Administrative Agent or the Arranger in connection therewith, including the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, legal counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of the Original Agreement and the other Loan Documents (as defined in the Original Credit Agreement) (to the extent that written statements for such fees and expenses have been delivered to the Borrower).
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit under the Original Credit Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 30, 2011.
SECTION 5.02    Each Credit Event. The obligation of each Lender to make any Loan, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:
(a)    the representations and warranties of the Borrower set forth in this Agreement, and of each Loan Party in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that any representation and warranty that expressly relates to a given date shall be true and correct in all material respects as of such given date; and
(b)    at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of the immediately preceding sentence.
SECTION 5.03    Third Restatement Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived in accordance with Section 10.02):

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(a)    Executed Counterparts. From each party hereto a counterpart of this Agreement executed on behalf of the Borrower, the Administrative Agent and each of the Lenders (which Lenders shall constitute Required Lenders (as defined in the Previous Credit Agreement); it being understood that so long as Lenders constituting the Required Lenders (as defined in the Previous Credit Agreement) have executed and delivered this Agreement, any Existing Lender that is not a Lender under this Agreement shall be deemed to have been replaced under Section 2.19(b) of the Previous Credit Agreement by the Lenders hereunder).
(b)    Reaffirmation Agreement. A reaffirmation agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, reaffirming its obligations with respect to each Security Document.
(c)    Opinion of Counsel to the Group Members. Written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Third Restatement Effective Date) of Dechert LLP, corporate counsel for the Group Members, and covering such matters relating to the Group Members and this Agreement as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).
(d)    Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each other Loan Party, the authorization of the Transactions and any other legal matters relating to the Borrower and each other Loan Party, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(e)    Officer’s Certificate. A certificate, dated the Third Restatement Effective Date and signed by a senior executive officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of the first sentence of Section 5.02.
(f)    Replacement of Commitments under the Previous Credit Agreement. The “Commitments” under the Previous Credit Agreement shall have been replaced with the Commitments hereunder and the Existing Loans shall have been repaid (together with accrued interest thereon).
(g)    Lien Searches. The results of a recent lien search in each of the jurisdictions of organization of each of the Loan Parties, and such search shall reveal no liens on any of the assets of any Loan Party except for liens permitted by Section 7.02 or discharged on or prior to the Third Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.
(h)    Financials. The financial statements described in Section 4.04.
The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees and expenses as the Borrower shall have agreed to pay to any Lender, the Administrative Agent or the Arranger in connection herewith, including the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, legal counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents (to the extent that written statements for such fees and expenses have been delivered to the Borrower).

The Administrative Agent shall notify the Borrower and the Lenders of the Third Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder

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shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on March 31, 2016.

ARTICLE VI
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    on the date that is the earliest of (i) the date on which the same shall have been filed with the SEC, (ii) the date the same are required to be filed with the SEC (without regard to any extension of the SEC’s filing requirements) and (iii) the day which is 120 days after the end of each fiscal year of the Borrower, (x) the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case the consolidated financial statements, in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and (y) the financial information of the Subsidiary Guarantors that would be required pursuant to Rule 3-10 of Regulation S-X if the Loans were publicly traded Indebtedness;
(b)    on the date that is the earliest of (i) the date on which the same shall have been filed with the SEC, (ii) the date the same are required to be filed with the SEC (without regard to any extension of the SEC’s filing requirements) and (iii) the day which is 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (x) the consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes and (y) the financial information of the Subsidiary Guarantors that would be required pursuant to Rule 3-10 of Regulation S-X if the Loans were publicly traded Indebtedness;
(c)    concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.06, 7.11 and 7.12, (iii) certifying as to whether since the date of the last such certificate (or, in the case of the first such certificate after the Effective Date, the Effective Date) a Permitted Acquisition has occurred for which any Group Member incurred Indebtedness permitted under

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this Agreement to finance at least 35% of the consideration therefor, and if so, the date of such Permitted Acquisition and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    concurrently with any delivery of financial statements under paragraph (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default arising as a result of non-compliance with Article VII, including Section 7.11 (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)    promptly upon receipt thereof, copies of all other reports submitted to the Borrower by its independent certified public accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants;
(f)    annually, as soon as available, but in any event within 120 days after the last day of each fiscal year of the Borrower, consolidated and consolidating projections of the Borrower and its Subsidiaries for the following five fiscal years of the Borrower;
(g)    promptly following receipt thereof, copies of any documents described in Sections 101(f), 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request or receive, as applicable, with respect to any Multiemployer Plan; provided, that if neither any Group Member nor any of their ERISA Affiliates have requested or received, as applicable, such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable written request of the Administrative Agent, one of the Group Members and/or such ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;
(h)    as soon as reasonably practicable following a written request therefor, and no more frequently than once every twelve (12) months, copies of the most recently furnished plan funding notice described in Section 101(f) of ERISA with respect to any Plan;
(i)    if applicable, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Group Member with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and
(j)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Group Member, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to Sections 6.01(a), (b) or, if applicable (i) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on Intralinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by

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telecopier or electronic mail) of the posting of any such documents and provide the Administrative Agent with electronic mail versions of such documents.
SECTION 6.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates, other than disputes in the ordinary course of business or, whether or not in the ordinary of business, disputes involving amounts exceeding $40,000,000 (excluding, however, any actions relating to workers’ compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles);
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and any of its ERISA Affiliates in an aggregate amount exceeding $60,000,000;
(d)    the assertion of any claim with respect to any Environmental Liability by any Person against, or with respect to the activities of, the Borrower or any other Group Member and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any such claim, alleged violation or non-compliance that, alone or together with any other such matters that have occurred, could reasonably be expected to result in liability of the Group Members in an aggregate amount exceeding $25,000,000;
(e)    within five days thereof (or such earlier time as set forth in Section 5.4 of the Guarantee and Collateral Agreement), any change in (i) any Loan Party’s corporate name, (ii) any Loan Party’s corporate structure, (iii) any Loan Party’s jurisdiction of organization or (iv) the organization identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of such Loan Party (and the Borrower agree not to effect or permit any of the Loan Parties to effect any change referred to in this Section 6.02(e) unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents); and
(f)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 6.03    Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03); and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

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SECTION 6.04    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (1) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b)  the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (2) solely relating to tax liabilities, such Taxes have been accrued under FIN 48 in conformity with GAAP.
SECTION 6.05    Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 6.06    Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Borrower may maintain self-insurance consistent with its past practices and policies.
SECTION 6.07    Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.
SECTION 6.08    Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that such visit or discussions shall be at the expense of the Administrative Agent or any Lender, as applicable, unless a Default has occurred and is continuing in which case the expenses of the Administrative Agent or any Lender, as applicable, in connection therewith shall be paid or reimbursed by the Borrower.
SECTION 6.09    Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including any Environmental Laws) applicable to it or its property, and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.10    Use of Proceeds and Letters of Credit. The proceeds of the Loans, and the Letters of Credit issued hereunder, will only be used by the Borrower to repay the Existing Credit Agreements, to make Restricted Payments expressly permitted under Section 7.07, to make Capital Expenditures expressly permitted under Section 7.12 and to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
SECTION 6.11    Collateral; Further Assurances.
(a)    New Property. With respect to any property acquired after the Effective Date by any Borrower or any Subsidiary Guarantor (other than (i) any property described in paragraph (c) or (d) of this Section (which shall be governed by the terms thereof), (ii) any property subject to a Lien expressly

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permitted by Section 7.02(d), (e) or (f), (iii) property acquired by any Excluded Foreign Subsidiary or Immaterial Subsidiary and (iv) any real property (including leased real property)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, the Borrower will, and will cause each of its Subsidiaries to, promptly, (A) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (B) take all actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property (subject to Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably required by the Guarantee and Collateral Agreement or by law or as reasonably may be requested by the Administrative Agent.
(b)    [Reserved].
(c)    New Subsidiaries. With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) created or acquired after the Effective Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Immaterial Subsidiary), the Borrower will, and will cause each of its Subsidiaries to, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, as applicable, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or any of its Subsidiaries, as applicable, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (but no security interest shall be granted in any real property), including the filing of Uniform Commercial Code financing statements in such jurisdictions as reasonably may be required by the Guarantee and Collateral Agreement or by law or as reasonably may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a closing certificate of such new Subsidiary, which certificate shall be in the form and substance reasonably satisfactory to the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(d)    Excluded Foreign Subsidiaries. With respect to any new Excluded Foreign Subsidiary (other than an Immaterial Subsidiary) created or acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by any Excluded Foreign Subsidiary or any Immaterial Subsidiary), the Borrower will, and will cause each of its Subsidiaries to, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or its Subsidiary, as applicable, and take such other action as

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reasonably may be necessary to perfect the Administrative Agent’s security interest therein (provided that the Borrower shall use commercially reasonable efforts after the Effective Date to obtain a perfected share mortgage over 65% of the issued shares of Griffon Australia Holdings Pty Limited (formerly known as Northcote Holdings Australia Pty Ltd.)) and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(e)    Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement including this Section, and the other Loan Documents. Notwithstanding anything in this Agreement or any Loan Documents to the contrary, the Borrower and its Subsidiaries shall not be required to execute and deliver to the Administrative Agent Mortgages with respect to any real property.

ARTICLE VII
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 7.01    Indebtedness; Guarantees.
(a)    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness of any Loan Party pursuant to any Loan Document (including, without limitation, any additional Indebtedness incurred pursuant to any Commitment Increase);
(ii)    Indebtedness of the Borrower to any other Group Member and of any Subsidiary to any other Group Member; provided Indebtedness of Group Members which are not Loan Parties to Group Members which are Loan Parties must also be expressly permitted by Section 7.06(d) or (r);
(iii)    Indebtedness of the Borrower and any Domestic Subsidiaries outstanding on the date hereof and listed on Part I of Schedule 7.01(a) and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);
(iv)    Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens expressly permitted by Section 7.02(e) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;
(v)    Guarantees expressly permitted by Section 7.01(b);
(vi)    Indebtedness of any Group Member to any other Group Member listed on Part II of Schedule 7.01(a); provided that such Indebtedness (A) is evidenced by the Global

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Intercompany Note and, if owing to a Loan Party, is subject to a Lien pursuant to the Security Agreement, (B) such Indebtedness is unsecured and, if owed by a Loan Party, subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Global Intercompany Note and (C) any payment by any Subsidiary Guarantor under the Guarantee of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owing by such Subsidiary Guarantor to the Borrower or any other Subsidiary for whose benefit such payment is made;
(vii)    Indebtedness arising from the endorsement of instruments, the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn in the ordinary course of business against insufficient funds, or in respect of netting services, overdraft protections or otherwise in connection with the operation of customary deposit accounts in the ordinary course of business;
(viii)    Indebtedness with respect to (A) property casualty or liability insurance, (B) financing of insurance premiums with the providers of such insurance or their Affiliates, (C) take-or-pay obligations in supply arrangements consistent with past practice, (D) self-insurance obligations, (E) performance, bid, surety, custom, utility and advance payment bonds, or (F) performance and completion guaranties, in each case, in the ordinary course of business;
(ix)    Indebtedness arising from agreements providing for indemnification or similar obligations in each case incurred in connection with an acquisition or other Investment expressly permitted by Section 7.06 or any disposition expressly permitted by Section 7.04;
(x)    Indebtedness in the form of customary obligations under indemnification, incentive, non-compete, consulting, deferred compensation, earn-out (based on the income of the assets acquired after the acquisition thereof) or other customary similar arrangements otherwise permitted hereunder;
(xi)    Indebtedness resulting from judgments not resulting in an Event of Default under paragraph (k) of Article VIII;
(xii)    Indebtedness resulting from unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(xiii)    Indebtedness resulting from Swap Agreements permitted hereunder;
(xiv)    Indebtedness consisting of guaranties of loans made to officers, directors or employees of any Group Member in an aggregate amount which shall not exceed $2,000,000 at any one time outstanding;
(xv)    (A) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $650,000,000 (and Indebtedness resulting from any refinancing or replacement thereof as permitted by the Senior Notes Indenture, so long as the aggregate principal amount thereof shall not increase to more than $650,000,000 and the maturity thereof shall not be shortened) and (B) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

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(xvi)    ESOP Loans constituting Indebtedness of the Borrower in an aggregate principal amount not to exceed $50,000,000;
(xvii)    secured Indebtedness in an aggregate amount not to exceed $125,000,000 at any time outstanding;
(xviii)    secured Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $150,000,000 at any time outstanding;
(xix)    Indebtedness that is unsecured in an aggregate amount not to exceed $300,000,000 at any time outstanding, so long as, after giving effect to the incurrence of such Indebtedness on a pro forma basis, (A) the Borrower is in compliance with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered and (B) no Default shall have occurred and be continuing, and, without limiting any of the forgoing, any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);
(xx)    Permitted Subordinated Debt, so long as, after giving effect to the incurrence of such Indebtedness on a pro forma basis, (A) the Borrower is in compliance with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered and (B) no Default shall have occurred and be continuing, and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof) so long as the resulting Indebtedness shall constitute Permitted Subordinated Debt;
(xxi)    Indebtedness of the Borrower or any of its Subsidiaries that is unsecured, so long as, after giving effect to the incurrence of such Indebtedness on a pro forma basis, (A) the Borrower is in compliance with Section 7.11(a), calculated with the Consolidated Leverage Ratio level set forth therein for the most recently ended fiscal quarter less 0.50, (B) the Borrower is in compliance with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered and (C) no Default shall have occurred and be continuing, and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); and
(xxii)    in addition to Indebtedness otherwise expressly permitted by this Section, Indebtedness of the Borrower and its Subsidiaries not to exceed, together with (but without duplication of) any Guarantees outstanding pursuant to Section 7.01(b)(v), $125,000,000 at any one time outstanding.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, assume, endorse, be or become liable for, or Guarantee, the obligations of any other Person (except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business), except for:
(i)    Guarantees existing on the date hereof and set forth on Schedule 7.01(b);

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(ii)    Guarantees by the Borrower or any Subsidiary of obligations of the Borrower or any Subsidiary Guarantor (including, without limitation, all Indebtedness expressly permitted under Section 7.01(a));
(iii)    Guarantees by a Subsidiary of obligations of the Borrower under leases for real or personal property, provided that such Subsidiary will utilize all or a portion of such property;
(iv)    Guarantees by any Group Member of Indebtedness expressly permitted under Section 7.01(vi); provided such Guarantees are unsecured and subordinated to the extent the Indebtedness being so guaranteed is required to be so pursuant to Section 7.01(vi); and
(v)    Guarantees of the Borrower and its Subsidiaries not to exceed, together with (but without duplication of) any Indebtedness outstanding pursuant to Section 7.01(a)(xxii), $125,000,000 at any one time outstanding.
For purposes of determining compliance with this Section 7.01, the Dollar Equivalent of the aggregate amount of any Indebtedness denominated in a Foreign Currency as of the date such Indebtedness is incurred shall be deemed to be the aggregate amount of such Indebtedness, and any fluctuation in the applicable exchange rate thereafter shall not affect compliance with this Section 7.01; provided that if any such Indebtedness is refinanced then, to the extent such refinancing is denominated in the same Foreign Currency and in the same principal amount and incurred by the same borrower, the Dollar Equivalent of such refinanced Indebtedness shall be determined using the applicable exchange rate as of the date such Indebtedness so refinanced was incurred.

SECTION 7.02    Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created pursuant to the Loan Documents;
(b)    Permitted Liens;
(c)    any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.02; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, replacements and combinations thereof that do not increase the outstanding principal amount thereof or commitment therefor, in each case, as in effect on the date hereof;
(d)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary (including in connection with a Permitted Acquisition); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the original outstanding principal amount thereof;

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(e)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness expressly permitted by Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within six months after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
(f)    Liens on specifically identified inventory and accounts receivable covered by bankers’ acceptances resulting from import letters of credit which do not cover any assets other than those financed with such bankers’ acceptances;
(g)    Liens on assets of any Group Member to secure (i) its Indebtedness (other than guarantees) or (ii) the Indebtedness of any other Group Member organized under the same jurisdiction (provided that no Group Member may Guarantee Indebtedness under this clause (ii) of Persons organized under a different jurisdiction), in each case permitted by Section 7.01(a)(xvii);
(h)    Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 7.01(a)(xviii); and
(i)    additional Liens not otherwise expressly permitted by this Section on any property or asset of the Borrower or any Subsidiary securing obligations in an aggregate amount not exceeding $75,000,000.
SECTION 7.03    Mergers, Consolidations, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation), (ii) any other Subsidiary which is not a Loan Party may be merged or consolidated with or into any other Subsidiary which is not a Loan Party, (iii) the Borrower or any of its Subsidiaries may do any of the foregoing to the extent required to make Permitted Acquisitions and (iv) any Subsidiary (other than a Subsidiary Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries taken as a whole and is not disadvantageous to the Lenders in any material respect.
SECTION 7.04    Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests), except:
(a)    obsolete or worn-out property, tools or equipment no longer used or useful in its business;
(b)    any inventory or other property sold or disposed of in the ordinary course of business and for fair consideration;
(c)    any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary (provided that, in the case of any such transfer by a Subsidiary Guarantor, the transferee must also be a Subsidiary Guarantor or the Borrower);

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(d)    the Capital Stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any other Subsidiary (provided that, in the case of any such transfer by a Subsidiary Guarantor, the transferee must also be a Subsidiary Guarantor or the Borrower);
(e)    the Borrower or any Subsidiary may, for fair consideration, sell, lease, transfer or otherwise dispose of its property and assets the fair market value of which does not exceed in the aggregate, together with all asset sales made in reliance upon this Section 7.04(e), the General Disposition Basket; provided that the Borrower or any Subsidiary may sell, lease transfer or otherwise dispose of its property and assets for fair consideration that, in the aggregate, is in excess of the General Disposition Basket Amount (any sale, lease or transfer resulting in the receipt of such excess consideration, the “Incremental Asset Sales”) so long as the Net Cash Proceeds of any such Incremental Asset Sales (for avoidance of doubt, only to the extent of such excess) are applied to reduce the Commitments on a dollar-for-dollar basis in accordance with Section 2.11(a);
(f)    the cross-licensing or licensing of intellectual property, in the ordinary course of business or for fair consideration;
(g)    the dispositions expressly permitted by Section 7.03;
(h)     the leasing, occupancy or sub-leasing of real property in the ordinary course of business that would not materially interfere with the required use of such real property by the Borrower or its Subsidiaries;
(i)    the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided that in no event shall this Section 7.04(i) be utilized for any receivables securitization or similar arrangement or any other arrangement resulting in the incurrence of Indebtedness by any Group Member;
(j)    transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;
(k)    Liens expressly permitted by Section 7.02;
(l)    (i) the Borrower may issue Capital Stock (other than Disqualified Stock) and (ii) Subsidiaries of the Borrower may issue Capital Stock (other than Disqualified Stock), in each case as permitted by Section 7.13; and
(m)    Restricted Payments expressly permitted by Section 7.07.
SECTION 7.05    [Reserved].
SECTION 7.06    Investments and AcquisitionsThe Borrower will not, and will not permit any of its Subsidiaries to, make or suffer to exist any Investment in any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;

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(b)    Guarantees expressly permitted by Section 7.01(b) and any payments made in respect of such Guarantees;
(c)    Investments (other than Investments expressly permitted under paragraph (a) and (b) of this Section) existing on the date hereof and set forth on Schedule 7.06;
(d)    Investments by (i) the Borrower in any Subsidiary Guarantor or by any Subsidiary in any Subsidiary Guarantor or in the Borrower and (ii) any Subsidiary (that is not a Loan Party) in any Subsidiary (that is not a Loan Party);
(e)    [Reserved];
(f)    the Borrower and its Subsidiaries may make Permitted Acquisitions;
(g)    purchases of inventory and other property to be sold or used in the ordinary course of business;
(h)    [Reserved];
(i)    any Restricted Payments expressly permitted by Section 7.07;
(j)    extensions of trade credit in the ordinary course of business;
(k)    Investments arising in connection with the incurrence of Indebtedness expressly permitted by Section 7.01(a);
(l)    Investments (including debt obligations) received in the ordinary course of business by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;
(m)     Investments of the Borrower or any Subsidiary under Swap Agreements permitted hereunder;
(n)    Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a transaction expressly permitted by any other paragraph of this Section; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;
(o)    Investments resulting from pledges and deposits referred to in paragraphs (b) and (c) of the definition of “Permitted Liens”;
(p)    the forgiveness or conversion to equity of any Indebtedness expressly permitted by Section 7.01(a)(ii);
(q)    negotiable instruments and deposits held in the ordinary course of business; and
(r)    in addition to Investments otherwise expressly permitted by this Section, Investments not exceeding in the aggregate $100,000,000.

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SECTION 7.07    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock;
(b)    the Borrower may make ESOP Purchases in an aggregate amount not to exceed $10,000,000 in any fiscal year; provided that the aggregate amount of ESOP Purchases made by the Borrower after the Third Restatement Effective Date shall not exceed $50,000,000;
(c)    the Borrower may make Restricted Payments so long as (i) after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Leverage Ratio for the period of the four consecutive fiscal quarters of the Borrower most recently ended prior to such Restricted Payment for which financial statements have been delivered does not exceed 3.50 to 1.00 and (ii) no Default shall have occurred and be continuing or would result therefrom;
(d)    the Borrower may make Restricted Payments not otherwise permitted hereunder in an aggregate amount not to exceed $40,000,000 in any fiscal year so long as no Default shall have occurred and be continuing or would result therefrom;
(e)    the Borrower or its Subsidiaries may issue shares of Capital Stock and make other equity awards to any eligible Person under the terms of any equity plan maintained by the Borrower or its Subsidiaries (a “Borrower Equity Plan”), including without limitation, making any Restricted Payment to any such eligible Person to satisfy any applicable tax withholding requirement with respect to any equity award granted to such Person;
(f)    the Borrower and any of its Subsidiaries (i) may repurchase Capital Stock issued to employees, directors, and officers of the Borrower or any of its Subsidiaries (including repurchases of Capital Stock from severed or terminated employees, directors, and officers) pursuant to any Borrower Equity Plan; provided that the aggregate amount of such payments under this clause (f) shall not exceed $12,500,000 in any fiscal year and (ii) may declare and pay dividends or make Restricted Payments to one another to effect repurchases permitted by clause (i);
(g)    the Borrower may make Restricted Payments not otherwise permitted hereunder in an aggregate amount not to exceed $40,000,000 in any fiscal year so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such dividend or payment, the Borrower has Minimum Liquidity of at least $100,000,000;
(h)    the Borrower may make Restricted Payments, on or prior to December 31, 2013, in an aggregate amount not to exceed $50,000,000 so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such dividend or payment, the Borrower has Minimum Liquidity of at least $100,000,000;
(i)    the Borrower may make Restricted Payments in an aggregate amount not to exceed $50,000,000 in the calendar year ending December 31, 2015 so long as (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) after giving effect to such dividend or payment, the Borrower has Minimum Liquidity of at least $100,000,000; provided that if the difference between $50,000,000 and the aggregate amount of Restricted Payments made by the Borrower during the calendar year ending December 31, 2015 pursuant to this clause (i) is greater than zero, the dollar amount

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of such difference may be carried over and used by the Borrower, subject to the conditions set forth in clauses (1) and (2) of this clause (i), for Restricted Payments during the calendar year ending December 31, 2016; and
(j)    the Borrower may make Restricted Payments in an aggregate amount not to exceed $50,000,000 after the Third Restatement Effective Date, so long as (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) after giving effect to such Restricted Payment, the Borrower has Minimum Liquidity of at least $100,000,000;
provided that nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower, any other Subsidiary of the Borrower or, if applicable, any minority shareholder of such Subsidiary (in accordance with the percentage of the Capital Stock of such Subsidiary owned by such minority shareholder).
SECTION 7.08    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)    transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s‑length basis from a Person that is not an Affiliate;
(b)    [Reserved];
(c)    transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate;
(d)    any Investments permitted by Section 7.06;
(e)    any Restricted Payment permitted by Section 7.07; and
(f)    any Affiliate who is a natural person may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity.
SECTION 7.09    Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure this Agreement or any refinancing or replacement of this Agreement, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; except:
(a)    restrictions and conditions imposed by law or by this Agreement;
(b)    restrictions and conditions existing on the date hereof identified on Schedule 7.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition);

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(c)    restrictions imposed by the Senior Notes Indenture;
(d)    customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder;
(e)    (with respect to paragraph (a) above) (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (ii) customary provisions in leases and other contracts restricting the assignment thereof;
(f)    restrictions or conditions imposed by any agreement relating to Indebtedness of any Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to the assets of the applicable Foreign Subsidiary; and
(g)    restrictions or conditions binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary pursuant to a transaction permitted by this Agreement, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary.
SECTION 7.10    Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
SECTION 7.11    Financial Covenants.
(a)    Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Consolidated Leverage Ratio
Third Restatement Effective Date through March 31, 2017	5.50:1.00
April 1, 2017 through March 31, 2018	5.25:1.00
April 1, 2018 and thereafter	5.00:1.00
; provided that in the event that the Borrower or any of its Subsidiaries completes a Permitted Acquisition that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $20,000,000 and incurs Indebtedness permitted under this Agreement to finance at least 35% of the consideration therefor, the applicable ratio set forth above shall increase by 0.50 for the 12 months following such Permitted Acquisition (provided, however, that in no event shall any such increase be effective for any period of four consecutive fiscal quarters ended prior to April 1, 2017).
(b)    Consolidated Senior Secured Leverage Ratio. The Borrower will not permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.00 to 1.0.

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(c)    Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 2.50 to 1.0.
SECTION 7.12    Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $100,000,000 in any fiscal year of the Borrower; provided, that (a) up to 50% of any portion of such amount referred to above not used in the fiscal year for which it is permitted may be carried over for expenditure in the next succeeding fiscal year (provided that up to 100% of the amount permitted to be used for Capital Expenditures in the fiscal year ended September 30, 2015 pursuant to the Previous Credit Agreement and not so used during such fiscal year may be carried over for expenditure in the fiscal year ending September 30, 2016) and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.
SECTION 7.13    Stock Issuance. The Borrower will not permit any of its Subsidiaries to, issue any additional shares, or any right or option to acquire any shares or any security convertible into any shares, of the Capital Stock of any Subsidiary, except (a) in connection with dividends in Capital Stock permitted by Section 7.07(a), (b) under a Borrower Equity Plan permitted by Section 7.07(e) and (c) to the Borrower or a Subsidiary; provided that in no event shall such Subsidiary be permitted to issue any Disqualified Stock. Notwithstanding the foregoing, nothing in this Section 7.13 shall prohibit the Borrower from issuing additional Capital Stock (other than Disqualified Stock).
SECTION 7.14    Modifications of Certain Documents. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any modification, amendment, supplement or waiver of any of the provisions of the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or is bound that could reasonably be expected to have a Material Adverse Effect, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).
SECTION 7.15    Use of Proceeds. The Borrower will not, and will not permit any of its Subsidiaries to, request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE VIII
EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan (including providing any cash collateral or backstop arrangement required pursuant to Section 2.04(l)) when and as the same shall

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become due and payable in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any reimbursement obligation in respect of any LC Disbursement or any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable in accordance with the terms hereof, and such failure shall continue unremedied for a period of five or more Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been false or misleading when made or deemed made in any material respect;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02 or 6.03 (with respect to the Borrower’s existence) or in Article VII or the Borrower shall default in the performance of any of its obligations contained in Sections 5.4 and 5.6(b) of the Guarantee and Collateral Agreement;
(e)    The Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in paragraph (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
(f)    the Borrower or any other Group Member shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue unremedied for a period (except in the case of principal, beyond any applicable grace period) of five or more Business Days;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Group Member having assets in excess of $30,000,000 or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or undischarged for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)    the Borrower or any other Group Member having assets in excess of $30,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any other Group Member shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 shall be rendered against the Borrower or any other Group Member any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or vacated or, in respect with such judgment, any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any other Group Member to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    a Change of Control shall occur;
(n)    this Agreement or any guarantee contained in Article III or the Guarantee and Collateral Agreement shall for whatever reason cease to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
(o)    the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien (other than by reason of the express release thereof pursuant to Section 10.15) on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein), free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or the enforceability thereof shall be contested by any Loan Party or any Affiliate of any Loan Party;
then, and in every such event (other than any event described in paragraphs (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately; and in case of any event described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with

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accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall automatically become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

ARTICLE IX
THE ADMINISTRATIVE AGENT
Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided in Section 10.02), and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other

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writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York or an Affiliate of a Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Notwithstanding anything herein to the contrary the Arranger, the Co-Syndication Agents and the Co-Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.
ARTICLE X
MISCELLANEOUS
SECTION 10.01    Notices.

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(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (i) if to the Borrower, the Administrative Agent or any Issuing Lender, as set forth in Schedule 10.01 and (ii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 10.02    Waivers; Amendments.
(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.
(b)    Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)    increase the Commitment of any Lender without the written consent of such Lender;
(ii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby;

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(iii)    postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby;
(iv)    change Section 2.18(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
(v)    change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vi)    release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement or all or substantially all of the Collateral, in each case without the written consent of each Lender; or
(vii)    add any Foreign Currency (other than English Pounds Sterling or euro) to the Currencies available under the Aggregate Foreign Currency Sublimit Dollar Amount without the written consent of each Lender;
and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent or such Issuing Lender, as the case may be.
Except as otherwise provided in this Section with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, except that no such consent shall be required, and the Administrative Agent is authorized in accordance with Section 10.15, to release any Lien covering property, (i) under the circumstances described in Section 10.15 (b) or (ii) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.
Notwithstanding the foregoing, this Agreement may be amended, with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Facility (as defined below) to permit the refinancing, replacement or modification of all or any portion of any tranche of Commitments and the extensions of credit made thereunder (a “Replaced Facility”) with a replacement revolving facility hereunder (a “Replacement Facility”); provided that (a) the aggregate amount of such Replacement Facility shall not exceed the aggregate amount of such Replaced Facility, (b) the termination date of such Replacement Facility shall be no earlier than the termination date of the Replaced Facility and (c) the terms of any such Replacement Facility are (excluding pricing, fees, rate floors and optional prepayment or redemption terms), taken as a whole, no more favorable to the lenders providing such Replacement Facility than those applicable to the Replaced Facility (other than any covenants or other provisions applicable only to periods after the latest termination date in respect of any Commitments then outstanding (prior to effectiveness of such Replacement Facility)); provided, further, that (x) subject to the provisions of Section 2.04(l) to the extent dealing with Letters of Credit which

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mature or expire after the termination date when a Replacement Facility with a later termination date exists, all Letters of Credit shall be participated in on a pro rata basis by all lenders with Commitments hereunder (including, for avoidance of doubt, lenders with Commitments under any Replacement Facility) and, except as provided in Section 2.04(l), without giving effect to changes thereto on an earlier termination date with respect to Letters of Credit theretofore incurred or issued, and all borrowings in respect of any Commitments outstanding hereunder (including borrowings in respect of any Commitments outstanding under any Replacement Facility) and repayments thereof shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on the Commitments under the Replacement Facility (and related outstandings), (B) repayments required upon the voluntary termination or reduction of any tranche of Commitments by the Borrower in accordance with Section 2.09(b) and (C) repayments required upon the termination date of the non-replaced Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Commitments, any Commitments under any Replacement Facility and any original Commitments) that have more than two different termination dates.

Any term or provision of this Section 10.02 to the contrary notwithstanding, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of this Agreement or the Security Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or the Security Documents.

SECTION 10.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, including the reasonable fees, charges and expenses of one counsel for such Issuing Lender (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any

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agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    Reimbursement by Lenders. The Lenders agree to indemnify the Administrative Agent and each Issuing Lender in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower or any of the other Loan Parties to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this paragraph, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such Issuing Lender in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Issuing Lender under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent’s or such Issuing Lender’s (as the case may be) gross negligence or willful misconduct, as determined in a final and non-appealable judgment by a court of competent jurisdiction.
(d)    Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 10.04    Successors and Assigns.
(a)    Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations

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hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders.
(i)    Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)
the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)	the Administrative Agent; and

(C)	the Issuing Lenders.
(ii)    Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing,

(B)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

(C)	the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(iii)    Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each

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Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Participations.
(i)    Participations Generally. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to

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Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 2.17 unless such Participant complies with Section 2.17(f) and (g) as though it were a Lender.
(d)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment

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of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or such Lender is otherwise fully secured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent as promptly as practicable after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner

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provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11    Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by

509265-1574-14872-Active.18681323.8

which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
SECTION 10.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.13    Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 10.14    USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.
SECTION 10.15    Releases of Liens.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.01) to take (and the Administrative Agent shall take) any action requested by the Borrower that is necessary to release the Collateral (including any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests and other similar discharge or release documents (and, if

509265-1574-14872-Active.18681323.8

applicable, in recordable form)) (i) to the extent necessary to permit consummation of any transaction expressly permitted by any Loan Document or that has been consented to in accordance with Section 10.02 and (ii) under the circumstances described in paragraph (b) below.
(b)    At such time as the Loans and the other Obligations under the Loan Documents shall have been paid in full, the Commitments have expired or been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Loan Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 10.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 10.17    No Novation. The terms and conditions of the Previous Credit Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work a novation of any of the obligations under the Previous Credit Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Borrowers under the Previous Credit Agreement. From and after the date hereof, each reference to the “Credit Agreement” or other reference originally applicable to the Previous Credit Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

[Signature Pages Follow]

509265-1574-14872-Active.18681323.8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRIFFON CORPORATION,
as Borrower

By_/s/ Thomas D. Gibbons ________
Name: Thomas D. Gibbons
Title: Vice President and Treasurer

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By_/s/ Joon Hur____________________
Name: Joon Hur
Title: Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

DEUTSCHE BANK SECURITIES INC.,
as a Co-Syndication Agent

By_/s/ Christopher Blum_____________
Name: Christopher Blum
Title: Managing Director

By_/s/ John Huntington______________
Name: John Huntington
Title: Director

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By_/s/ Peter Cucchiara______________
Name: Peter Cucchiara
Title: Vice President

By_/s/ Benjamin Souh______________
Name: Benjamin Souh
Title: Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Co-Syndication Agent and as a Lender

By_/s/ Stephanie Allegra_____________
Name: Stephanie Allegra
Title: Senior Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as a Co-Documentation Agent and as a Lender

By_/s/ John Falke__________________
Name: John Falke
Title: Senior Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Co-Documentation Agent and as a Lender

By_/s/ Christopher J. Mendelsohn______
Name: Christopher J. Mendelsohn
Title: Senior Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

CITIZENS BANK, NATIONAL ASSOCIATION,
as a Co-Documentation Agent and as a Lender

By_/s/ Angela Reilly________________
Name: Angela Reilly
Title: Senior Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY,
as a Lender

By_/s/ William Terraglio_____________
Name: William Terraglio
Title: Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By_/s/ David Lewing________________
Name: David Lewing
Title: SVP

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BMO HARRIS BANK N.A.,
as a Lender

By_/s/ Joshua Hovermale ___________
Name: Joshua Hovermale
Title: Vice President

[Signature Page to Griffon Corporation Third Amended and Restated Credit Agreement]

SCHEDULE 1.01

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$59,000,000.00
Deutsche Bank AG New York Branch	$59,000,000.00
Wells Fargo Bank, National Association	$58,000,000.00
Bank of America, N.A.	$40,000,000.00
Capital One, National Association	$32,000,000.00
Citizens Bank, National Association	$32,000,000.00
Manufacturers and Traders Trust Company	$26,000,000.00
KeyBank National Association	$22,000,000.00
BMO Harris Bank N.A.	$22,000,000.00
TOTAL	$350,000,000.00

509265-1574-14872-Active.18681323.8

SCHEDULE 4.13

BURDENSOME AGREEMENTS

None.

22095660.5.BUSINESS

SCHEDULE 4.14

LABOR MATTERS

AMES

•
The collective bargaining agreement between Ames and USW Local 1688-09 is in effect from October 1, 2013 to October 1, 2017, with automatic yearly renewal periods unless either party provides written notice at least 60 days prior to the expiration date for the applicable term. [Harrisburg, PA]

•	Canada - the collective bargaining agreement between Garant and the Union Workers of Garant Tools – CSN (Confederation des syndicats nationaux) in effect from October 12, 2013 to October 11, 2018.

•	Ireland - the collective bargaining agreement between True Temper Limited and the Services, Industrial, Professional Trade Union (SIPTU) in effect from August 22, 1985.

•
Australia – Cyclone Industries Pty Ltd Collective Bargaining Workshop Agreement 2010 with the Automotive, Food, Metals, Engineering, Printing and Kindred Industries Union is in effect until June 30, 2017.

•	Australia - Enterprise Bargaining Agreement (EBA) – Agreement expires February 1, 2017 (Sydney - Wetherill Park Cyclone Tools operations).

TELEPHONICS

•	The collective bargaining agreement between Telephonics Corporation and Local 312 affiliated with the Production, Service and Sales District Council, U.F.C.W, will expire on 10/6/2019.

CLOPAY

•
Collective bargaining agreement between Clopay do Brazil & SINDICATO DOS TRABALHADORES NAS INDUSTRIAS DE MATERIAL PLASTICO DE JUNDIAI, & the other parties thereto, in effect from October 1, 2014 to September 30, 2015 (parties have agreed to extend this agreement to September 30, 2016; extension is expected to be signed in early April, 2016). Covers all employees of Clopay do Brazil.

•
Collective bargaining agreement between Clopay do Brazil & SINDICATO DOS TRABALHADORES NAS INDUSTRIAS DE MATERIAL PLASTICO DE JUNDIAI, in effect from July 29, 2015 to July 28, 2017. Covers production employees of Clopay do Brazil.

•
Collective bargaining agreement between Clopay do Brazil & Sindicato dos Trabalhadores nas Industrias de Material Plastico de Jundiaí, in effect from February 16, 2016 to February 15, 2017. Covers administration employees of Clopay do Brazil.

22095660.5.BUSINESS

•	Agreements between Clopay Aschersleben GmbH and Clopay Advanced Printing Aschersleben GmbH, and the Works Council of Clopay Aschersleben GmbH and Clopay Advanced Printing Aschersleben GmbH:

◦	Works Agreement (Safety Goggles); can be cancelled on one month’s notice

◦	Works Agreement (Computer Screen Glasses); can be cancelled on three months’ notice

◦	Works Agreement (Occupational Medical Examinations); can be cancelled on three months’ notice

◦	Works Agreement (Individually customized hearing protection); can be cancelled on one month’s notice

◦	Works Agreement (Vacation and Holidays); can be cancelled on three months’ notice

◦	Works Agreement (Performance and Attendance Bonus); can be cancelled prior to September 30th of each year, to be effective at the end of the following fiscal year

◦	Works Agreement (Working Time Four-Shift System); can be cancelled any time after December 31, 2016 on three months’ notice

◦	Works Agreement (Working Time Three-Shift System); can be cancelled any time after December 31, 2016 on three months’ notice

◦	Works Agreement (On-call Duty and Telework); can be cancelled any time after December 31, 2016 on one month’s notice

22095660.5.BUSINESS

SCHEDULE 4.15(a)

PERFECTION SCHEDULE

Filings and Offices

a.	UCC -1 Financing Statements to be filed against:
1.Griffon Corporation
2.The Ames Companies, Inc.
3.Clopay Building Products Company, Inc.
4.Clopay Plastic Products Company, Inc.
5.Telephonics Corporation
6.Clopay Ames True Temper Holding Corp.
7.ATT Southern, Inc.
Delaware Secretary of State
John G. Townsend Building
401 Federal St., Suite 4
Dover, DE 19901

b.
The Administrative Agent’s security interests in the intellectual property rights of the Borrower and the Guarantors that are granted pursuant to the Security Agreement shall be perfected in the United States by (a) the filing (i) by each of The Ames Companies, Inc., Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc., Telephonics Corporation and ATT Southern Inc. of a grant of Security Interest in issued patents and patent applications, dated as of the date hereof, in favor of the Administrative Agent, with the US Patent and Trademark Office, (ii) by each of The Ames Companies, Inc., Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc., Telephonics Corporation and ATT Southern, Inc. of a grant of Security Interest in registered trademarks and trademark applications, dated as of the date hereof, in favor of the Administrative Agent, with the US Patent and Trademark Office and (iii) by each of The Ames Companies, Inc. and Telephonics Corporation of a grant of security interest in registered copyrights and copyright applications, dated as of the date hereof in favor of the Administrative Agent, with the US Copyright Office, and (b) the filing of duly completed and authorized UCC financing statements with the applicable filing offices, to the extent that a security interest can be perfected by such filings.

22095660.5.BUSINESS

SCHEDULE 4.16

CAPITALIZATION & SUBSIDIARIES

Entity name	Jurisdiction	Ownership and Equity Interests
a. Clopay Corporation	Delaware	100% owned by Griffon Corporation
b. Clopay Service Company, Inc.	Delaware	Not owned by any Loan Party.
c. Holmes Hally Industries	California	Not owned by any Loan Party.
d. Adams Bros Interiors of Nevada, Inc.	Nevada	Not owned by any Loan Party.
e. Adams Bros Interiors & Cabinets, Inc.	Arizona	Not owned by any Loan Party.
f. Residential Construction Specialties, Inc.	Georgia	Not owned by any Loan Party
g. AB Installations, Inc.	Nevada	Not owned by any Loan Party.
h. Clopay Ames True Temper Holding Corp.	Delaware	Not owned by any Loan Party.
i. Clopay Acquisition Corp.	Delaware	100% owned by Clopay Ames True Temper Holding Corp.
j. Clopay Building Products Company, Inc.	Delaware	100% owned by Clopay Ames True Temper Holding Corp.
k. Clopay Plastic Products Company, Inc.	Delaware	100% owned by Clopay Ames True Temper Holding Corp.
l. Clopay Transportation Company	Delaware	100% owned by Clopay Building Products Company, Inc.
m. AGD&F, Inc.	Minnesota	100% owned by Clopay Building Products Company, Inc.
n. Clopay Plastic Products Acquisition Company, Inc.	Delaware	100% owned by Clopay Plastic Products Company, Inc.
o. Clopay Trading (Shanghai) Co., Ltd.	China	Not owned by any Loan Party.
p. Hangzhou Clopay Plastic Products Co., Ltd.	China	Not owned by any Loan Party.
q. Clopay Europe GmbH	Hannover, Germany	100% owned by Clopay Plastic Products Company Inc.

22095660.5.BUSINESS

r. Clopay Dombuhl GmbH	Dombuhl, Germany	Not owned by any Loan Party.
s. Clopay Aschersleben GmbH	Germany	Not owned by any Loan Party.
t. Clopay Holding Company do Brasil Ltda	Brazil	56.78% of authorized quotas owned by Clopay Plastic Products Company, Inc., and 43.22% of authorized quotas owned by Clopay Corporation.
u. Clopay Acquisition Company Do Brasil Ltda	Brazil	99.99% of authorized quotas owned by Clopay Holding Company Do Brasil LTDA and .01% of authorized quotas owned by Clopay Plastic Products Company, Inc.
v. Clopay do Brasil Ltda	Brazil	Not owned by any Loan Party.
w. Clopay Plastic Products International Sales Corporation	Ohio	100% owned by Clopay Plastic Products Company, Inc.
x. Clopay Canada Inc.	Ontario, Canada	100% owned by Clopay Building Products Company, Inc.
y. CHATT Holdings Inc.	Delaware	Not owned by any Loan Party.
z. ATT Holding Co.	Delaware	Not owned by any Loan Party.
aa. The Ames Companies, Inc.	Delaware	Not owned by any Loan Party.
bb. Ames Holdings, Inc.	Delaware	100% owned by The Ames Companies, Inc.
cc. 1346039 Alberta ULC	Alberta	100% owned by The Ames Companies, Inc.
dd. 1346022 Alberta ULC	Alberta	Not owned by any Loan Party.
ee. Garant GP	Ontario	Not owned by any Loan Party.
ff. True Temper Limited	Ireland	100% owned by The Ames Companies, Inc.
gg. Ames True Temper de Mexico, S. De R.L. de C.V.	Mexico
The partners of this entity are The Ames Companies, Inc. (1%) and Ames Holdings, Inc. (99%)
Company in process of dissolution, which can’t be completed until final tax return is filed – working to address remaining intercompany balances in order to do final return

22095660.5.BUSINESS

hh. Ames True Temper Australia Pty Ltd.	Australia	Not owned by any Loan Party.
ii. Instrument Systems Corporation	Delaware	100% owned by Griffon Corporation
jj. ISC Properties, Inc.	New York	100% owned by Griffon Corporation
kk. Lightron Corporation	Delaware	100% owned by Griffon Corporation
ll. S.K. Inc.	Delaware	Not owned by any Loan Party.
mm. Telephonics TLSI Corporation	New York	100% owned by Telephonics Corporation
nn. Exphonics, Inc.	Delaware	100% owned by Griffon Corporation
oo. ISC Development Corporation	New York	Not owned by any Loan Party.
pp. ISC Park Avenue Corporation	New York	Not owned by any Loan Party.
qq. ISC Farmingdale Corporation	New York	Not owned by any Loan Party.
rr. SKG Realty Corporation	New Jersey	Not owned by any Loan Party.
ss. Instrument Systems Realty Corporation	New York	Not owned by any Loan Party.
tt. Gritel Holding Co., Inc.	Delaware	100% owned by Griffon Corporation
uu. Telephonics Corporation	Delaware	Not owned by any Loan Party.
vv. TLSI Incorporated	Delaware	100% owned by Telephonics Corporation
ww. Systems Engineering Group, Inc.	Maryland	100% owned by Telephonics Corporation
xx. Telephonics Sweden AB	Sweden	100% owned by Telephonics Corporation
yy. Clopay Ames True Temper LLC	Delaware	Not owned by any Loan Party.
zz. ATT Southern, Inc.	Delaware	100% owned by The Ames Companies, Inc.
aaa. Clopay Turkey Plastik Urunler Sanayi Ve Ticaret A.S.	Turkey	Not owned by any Loan Party.

22095660.5.BUSINESS

bbb. Griffon Australia Holdings Pty Limited	Australia	100% owned by The Ames Companies, Inc.
ccc. Cyclone Tools Pty Ltd.	Australia	Not owned by any Loan Party.
ddd. Northcote Pots Australia Pty Ltd.	Australia	Not owned by any Loan Party.
eee. Northcote Imports Pty Ltd.	Australia	Not owned by any Loan Party.
fff. Northcote International Ltd.	Hong Kong	Not owned by any Loan Party.
ggg. Ames New Zealand (f/k/a Tiki Trading Pty Ltd.)	New Zealand	Not owned by any Loan Party.
hhh. Suzhou Clopay Plastic Products, Co., Ltd.	China	Not owned by any Loan Party.
iii. Ames True Temper Global Sourcing Office	China	100% owned by The Ames Companies, Inc.

22095660.5.BUSINESS

SCHEDULE 7.01(a)

EXISTING INDEBTEDNESS

Part I

1.	Griffon Corporation 4% Convertible Subordinated Debt Due 2017 in the amount of $100,000,000.

2.
First and second real estate mortgages on 770 Park Avenue, Huntington, NY and 815 Broadhollow Road, Farmingdale, NY and first mortgages on 469 Harding Industrial Drive Nashville, TN and 8585 Duke Boulevard, Mason, Ohio with a combined outstanding balance of $39,385,000.

3.
Capital Lease in the name of Clopay Corporation (but serviced entirely by Clopay Building Products Company, Inc.) with Dayton-Montgomery County Port Authority to finance the Troy manufacturing plant of Clopay Building Products Company, Inc. with a balance of $7,261,000 and any refinancing, replacements, and restructurings thereof.

4.	Capital Leases of certain vehicles and equipment of The Ames Companies, Inc. in an aggregate principal amount of $285,584 as of February 29, 2016.

5.	All guarantees described in Schedule 7.01(b).

6.	ESOP Loan from HSBC in the amount of $36,194,000, and any refinancing, replacements, and restructurings thereof

7.	Clopay Europe GmbH €5,000,000 revolving credit facility and €13,750,000 any refinancing, replacements, and restructurings thereof.

8.	Clopay do Brazil loans and lines of credit of up to R$15,000,000, and any refinancing, replacements, and restructurings thereof.

9.	Garant G.P. CDN$15,000,000 revolving credit facility, and any refinancing, replacements, and restructurings thereof.

10.
Capital Leases of certain vehicles and equipment of Ames True Temper Australia Pty Ltd, Northcote Holdings Australia Pty, Ltd and Cyclone Tools Pty, Ltd and respective subsidiaries in an aggregate principal amount of up to $2,000,000.

11.	Term Loans in the amounts of AUD $12,500,000 and AUD $18,125,000 to Griffon Australia Holdings Pty. Ltd. and any refinancing, replacements and restructurings thereof.

12.
Line of credit in the amount of AUD $3,000,000 available to Northcote Imports Pty. Ltd., Northcote Pots Australia Pty. Ltd. and Ames True Temper Australia Pty. Ltd. and any refinancing, replacements and restructurings thereof.

13.	Line of credit in the amount of AUD $5,000,000 available to Cyclone Tools Pty. Ltd. and any refinancing, replacements and restructurings thereof.

22095660.5.BUSINESS

14.
The Ames Companies, Inc.: two loans with the Department of Community and Economic Development-PIDA in the amounts of $1,851,191 (Mortgage) on  property located at 135 Roaring Run Road, in Donegal Township, Westmoreland County, Pennsylvania and $548,809 Term Loan on specific equipment at same location.

22095660.5.BUSINESS

Part II

Intercompany Indebtedness listed below (the “Global Note”)

1.	Intercompany loan, dated September 15, 2009 from Clopay Plastic Products Company, Inc. to Clopay Europe GmbH in the amount of €67,000,000, and related interest expense.

2.	Various intercompany payables to Clopay Plastic Products Company, Inc. from Clopay Europe GmbH and related entities in an amount not to exceed $2,500,000.*

3.	Various intercompany loans initially dated June 23, 2004 from Clopay Plastic Products Company, Inc. to Clopay do Brasil Ltda. amounting to $33,376,529, and related interest expense.

4.	Various intercompany payables to Clopay Plastic Products Company, Inc. from Clopay do Brasil, Ltda. in an amount not to exceed $10,000,000.*

5.	Amended and Restated Intercompany Note, dated June 19, 2009, to True Temper Limited from The Ames Companies, Inc. in the amount of $4,453,638.

6.	Subordinated Intercompany Term Note, dated June 28, 2004, to True Temper Limited from The Ames Companies, Inc. in the amount of $876,952.

7.	Intercompany Note, dated May 20, 2008, to Ames True Temper de Mexico S de R.L. de C.V. from The Ames Companies, Inc. in the amount of $1,565,000,000.

8.	Intercompany Note, dated July 30, 2010, to Ames True Temper Australia, Pty Ltd. from The Ames Companies, Inc. in the amount of $6,834,263.

9.
Various intercompany payables to Clopay Plastic Products Company, Inc. from Hangzhou Clopay Plastic Products Co., Ltd and Suzhou Clopay Plastic Products, Co., Ltd in an amount not to exceed $1,000,000.*

10.	Intercompany loans or payables to support Items 5 or 6 on Schedule 7.06.

* Note that these payables represent fluctuating advances in the ordinary course of business and are required to fund Subsidiary operations from time to time.

22095660.5.BUSINESS

SCHEDULE 7.01(b)

EXISTING GUARANTEES

1.	Guaranty in the amount of $6,700,000 by Clopay Plastic Products Company, Inc. to support various loan commitment to Clopay do Brasil Ltda. from local banks.

2.	Guaranty by Griffon Corporation of mortgage loans referenced on Schedule 7.01(a) “Existing Indebtedness” Part I item 2.

3.	Guaranty by Griffon Corporation of capital lease referenced on Schedule 7.01(a) “Existing Indebtedness” Part I item. 3.

4.	Guaranty by Griffon Corporation of loans referenced on Schedule 7.01(a) “Existing Indebtedness” Part I item. 7.

5.
Each year The Ames Companies, Inc., enters into a letter agreement with True Temper Limited, its Affiliate in Ireland wherein it confirms that it is the present intention of the Board of Directors of The Ames Companies, Inc., to provide or procure sufficient financial support to the above company for the foreseeable future, and at least until the immediately succeeding year.

6.
Guaranty in the amount of AUD $21,300,000 by Griffon Corporation to support various loan commitments from time to time to Griffon Australia Holdings Pty. Ltd., Northcote Imports Pty. Ltd., Northcote Pots Australia Pty. Ltd. and Ames True Temper Australia Pty. Ltd. from local banks.

7.	Guaranty in the amount of AUD $22,500,000 by Griffon Corporation to support various loan commitments from time to time to Griffon Australia Holdings Pty. Ltd. from local banks.

8.	Guaranty by Griffon Corporation of loans referenced on Schedule 7.01(a) “Existing Indebtedness” Part I item. 14.

9.	Guaranties to support Items 5 or 6 on Schedule 7.06.

22095660.5.BUSINESS

SCHEDULE 7.02

EXISTING LIENS

Liens securing Indebtedness outstanding from time to time under the following loans, loan facilities, and lines of credit:

1.	Clopay Europe GmbH €5,000,000 revolving credit facility and €13,750,000 Term Loan, and any refinancing, replacements, and restructurings thereof.

2.	Clopay do Brazil loans and lines of credit of up to R$15,000,000, and any refinancing, replacements, and restructurings thereof.

3.	Garant G.P. CDN$15,000,000 revolving credit facility, and any refinancing, replacements, and restructurings thereof.

4.
First and second real estate mortgages on 770 Park Avenue, Huntington, NY and 815 Broadhollow Road, Farmingdale, NY and first mortgages on 469 Harding Industrial Drive Nashville, TN and 8585 Duke Boulevard, Mason, Ohio with a combined outstanding balance of $39,385,000.

5.
Capital Lease in the name of Clopay Corporation (but serviced entirely by Clopay Building Products Company, Inc.) with Dayton-Montgomery County Port Authority to finance the Troy manufacturing plant of Clopay Building Products Company, Inc. with a balance of $7,261,000 and any refinancing, replacements, and restructurings thereof.

6.	Capital Leases of certain vehicles and equipment of The Ames Companies, Inc. in an aggregate principal amount of $285,584 as of February 27, 2016.

7.	Pro-Rata first lien on the assets of Griffon Corporation in the amount of $16,000, 000 securing ESOP Loan on Schedule 7.01(a) “Existing Indebtedness” Part I item 6.

8.
Precautionary financing statements evidencing sales to Citibank, N.A., by Clopay Plastic Products Company, Inc., of accounts receivable owed to it by The Proctor & Gamble Company or its affiliates and Kimberly-Clark Corporation or its affilaites

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SCHEDULE 7.06

EXISTING INVESTMENTS

1.	Investment Account with Jeffries & Co with a balance of up to $5,000,000.

2.	Investment Account with Becker Drapkin L.P. with a balance of up to $5,000,000.

3.	Investment Account with Deutsche Bank Securities Inc. with a balance of up to $5,000,000.

4.	Investments under the Global Note and Investments in Subsidiaries listed on Schedule 4.16, Schedule 7.01(a) and 7.01(b).

5.
Telephonics Corporation has established a joint venture in India with Mahindra Defense Systems Limited (the “JV”). Telephonics, as well as other Griffon subsidiaries, currently holds a collective 49% equity ownership in the JV.   To date, Telephonics has invested approximately $4,200,000 in the JV, which shall be considered an existing Investment. Additional funds will be incrementally provided to support initial start-up, working capital and ongoing operations.   To the extent that Griffon or Telephonics, or any other Loan Party, transfers or invests up to $5,000,000 after the date hereof in connection with (i) the purchase of shares from its Indian JV partner, or (ii) a purchase of equity in, or a loan to, the JV, such Investments shall be deemed to be an existing Investment and shall deemed to be listed on this Schedule 7.06.

6.
To the extent that, prior to December 31, 2017, the Borrower or any Subsidiary Guarantor transfers or invests up to $12 million, directly or indirectly, to or in Clopay do Brasil Ltda. (or its Subsidiaries) for purposes of Capital Expenditures relating to the business of Clopay do Brasil Ltda. and its Subsidiaries, such Investment shall be deemed to be an existing Investment and shall be deemed to be listed on this Schedule 7.06.

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SCHEDULE 7.09

EXISTING RESTRICTIVE AGREEMENTS

None.

22095660.5.BUSINESS

SCHEDULE 10.01

Addresses for Notice

(1) Borrower:

Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019
Attention: General Counsel
Telecopy No.: 212-957-5040
Telephone No.: 212-957-5002

(2) JPMCB, as Administrative Agent:

JPMorgan Loan Services
JPMorgan Chase Bank
10 South Dearborn, 19th floor
Chicago, IL 60603
Attention: Pastell Jenkins
Telecopy.: 844-490-5663
Telephone No.: 312-732-2568
Email: jpm.agency.servicing.1@jpmchase.com

and, if such notice or other communication relates to borrowings of, or payments or prepayments of, or the duration of Interest Periods for, Loans denominated in a Foreign Currency, also to:

Loan & Agency Services
J.P. Morgan Europe Limited
Floor 6, 25 Bank Street
Canary Wharf
London
E14 5JP
United Kingdom
Telecopy No.: +44 (0) 207 777 2360
Telephone No.: +44 (0) 207 742 9941
E-mail: loan_and_agency_london@jpmorgan.com

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(3) JPMCB, as an Issuing Lender:

JPMorgan Loan Services
JPMorgan Chase Bank
10 South Dearborn, 19th floor
Chicago, IL 60603
Attention: Abhishek Singh
Telecopy No.: 844-490-5663
Telephone No.: 855-609-9959
E-mail: chicago.lc.agency.activity.team@jpmorgan.com

(4) Wells Fargo Bank, National Association, as an Issuing Lender:

For Standby Letters of Credit:
Wells Fargo Bank, National Association
U.S. Trade Services - Standby Letters of Credit
401 N. Research Pkwy., 1st Floor
Winston-Salem, NC 27101
Telecopy No.: 336-735-0950
Telephone No.: 800-776-3862 (option 2)
E-mail: sblc-new@wellsfargo.com

For Trade Letters of Credit:
Wells Fargo Bank, National Association
International Trade Operations
1525 West W.T. Harris Blvd.
Charlotte, NC 28262-8522
Telecopy No.: 704-427-6868
Telephone No.: 800-776-3862 (option 1)
E-mail: trade.ccudirect@wellsfargo.com

22095660.5.BUSINESS

EXHIBIT A
FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower(s): ______________________________

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.
Credit Agreement:    The Third Amended and Restated Credit Agreement dated as of March 22, 2016 among Griffon Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

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6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(2)
$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

_________________________________
NAME OF ASSIGNOR

By:______________________________
Title:

ASSIGNEE

_________________________________
NAME OF ASSIGNEE

By:______________________________
Title:

___________________________

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

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Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:

[Consented to:] 3

GRIFFON CORPORATION

By________________________________
Title:

Consented to:

JPMORGAN CHASE BANK, N.A. as Issuing Lender

By________________________________
Title:

_____________________________

3 Consent of the Borrower not required if assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, or if an Event of Default has occurred and is continuing. Unless the Borrower objects to an assignment by written notice within five Business Days, the Borrower shall be deemed to have consented.

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ANNEX 1
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 22, 2016
AMONG GRIFFON CORPORATION, AS THE BORROWER,
THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, N.A. AS ADMINISTRATIVE AGENT AND THE OTHER AGENTS PARTIES THERETO

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT B

GUARANTEE AND COLLATERAL AGREEMENT
made by
GRIFFON CORPORATION
and certain of its Subsidiaries
in favor of
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of March 18, 2011

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TABLE OF CONTENTS
Page

SECTION 1.	DEFINED TERMS 1

1.1	Definitions 1

1.2	Other Definitional Provisions 4

SECTION 2.	GUARANTEE 5

2.1	Guarantee 5

2.2	Right of Contribution 5

2.3	No Subrogation 6

2.4	Amendments, etc. with respect to the Borrower Obligations 6

2.5	Guarantee Absolute and Unconditional 6

2.6	Reinstatement 7

2.7	Payments 7

SECTION 3.	GRANT OF SECURITY INTEREST 7

SECTION 4.	REPRESENTATIONS AND WARRANTIES 9

4.1	Title; No Other Liens 9

4.2	Perfected First Priority Liens 9

4.3	Jurisdiction of Organization; Chief Executive Office 9

4.4	Inventory and Equipment 9

4.5	Farm Products 9

4.6	Investment Property 10

4.7	Receivables 10

4.8	Intellectual Property 10

SECTION 5.	COVENANTS 10

5.1	Delivery of Instruments, Certificated Securities and Chattel Paper 11

5.2	Maintenance of Insurance 11

5.3	Maintenance of Perfected Security Interest; Further Documentation 11

5.4	Changes in Name, etc 12

5.5	Notices 12

5.6	Investment Property 12

5.7	Intellectual Property 13

5.8	Receivables 14

SECTION 6.	REMEDIAL PROVISIONS 14

6.1	Certain Matters Relating to Receivables 14

6.2	Communications with Obligors; Grantors Remain Liable 15

6.3	Pledged Stock 15

6.4	Proceeds to be Turned Over To Administrative Agent 16

6.5	Application of Proceeds 16

6.6	Code and Other Remedies 16

6.7	Registration Rights 17

6.8	Subordination 18

6.9	Deficiency 18

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SECTION 7.	THE ADMINISTRATIVE AGENT 18

7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc 18

7.2	Duty of Administrative Agent 20

7.3	Execution of Financing Statements 20

7.4	Authority of Administrative Agent 20

SECTION 8.	MISCELLANEOUS 20

8.1	Amendments in Writing 20

8.2	Notices 20

8.3	No Waiver by Course of Conduct; Cumulative Remedies 21

8.4	Enforcement Expenses; Indemnification 21

8.5	Successors and Assigns 21

8.6	Set-Off 21

8.7	Counterparts 22

8.8	Severability 22

8.9	Section Headings 22

8.10	Integration 22

8.11	GOVERNING LAW 22

8.12	Submission To Jurisdiction; Waivers 22

8.13	Acknowledgements 22

8.14	Additional Grantors 23

8.15	Releases 23

8.16	WAIVER OF JURY TRIAL 23

SCHEDULES
Schedule 1    Notice Addresses
Schedule 2    Investment Property
Schedule 3    Perfection Matters
Schedule 4    Jurisdictions of Organization and Chief Executive Offices
Schedule 5    Inventory and Equipment Locations
Schedule 6    Intellectual Property

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GUARANTEE AND COLLATERAL AGREEMENT
GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 18, 2011, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of March 18, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Griffon Corporation (the “Borrower”), the Lenders and the Administrative Agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
Section 1.DEFINED TERMS
1.1    Definitions. (a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.
(b)    The following terms shall have the following meanings:
“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

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“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and reimbursement obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and reimbursement obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Cash Management Agreement or any Specified Swap Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
“Collateral”: as defined in Section 3.
“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.
“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof , whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Excluded Foreign Subsidiary.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

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“Intercompany Note”: any promissory note evidencing loans made by any Grantor to any of its Subsidiaries.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“Issuers”: the collective reference to each issuer of any Investment Property that is required to be pledged pursuant to this Agreement.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Subsidiary Guarantor, its Subsidiary Guarantor Obligations.
“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Patent License”: all written agreements, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in the case of Capital Stock of any Excluded Foreign Subsidiary, Pledged Stock shall be limited to no more than 66% of the total outstanding Foreign Subsidiary Voting Stock of such Excluded Foreign Subsidiary.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Subsidiary Guarantor Obligations, as applicable, are owed.

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“Securities Act”: the Securities Act of 1933, as amended.
“Specified Cash Management Agreement”: any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between any Loan Party and any Lender or Affiliate thereof, which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by such Loan Party of such Specified Cash Management Agreement (or 90 days after the Effective Date, if later), as a “Specified Cash Management Agreement”.
“Specified Swap Agreement”: any Swap Agreement in respect of interest rates or currency exchange rates entered into by any Loan Party and any Person that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into (or, in respect of any Swap Agreement in respect of interest rates or currency exchange rates entered into by any Loan Party prior to the Effective Date, any Person that is a Lender or an Affiliate of a Lender on the Effective Date), which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by such Loan Party of such Specified Swap Agreement (or 90 days after the Effective Date, if later), as a “Specified Swap Agreement”.
“Subsidiary Guarantor Obligations”: with respect to any Subsidiary Guarantor, all obligations and liabilities of such Subsidiary Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), the Credit Agreement or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Subsidiary Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Subsidiary Guarantor pursuant to the terms of this Agreement, the Credit Agreement or any other Loan Document).
“Subsidiary Guarantors”: the collective reference to each Grantor other than the Borrower.
“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
“Trademark License”: any written agreements providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
1.2    Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2.    GUARANTEE
2.1    Guarantee. (d) Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. Each Subsidiary Guarantor hereby further agrees that its guarantee under this Section constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be taken by the Administrative Agent or any Secured Party to any of the security held for payment of the Borrower Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Secured Party in favor of the Borrower or any other person.
(e)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
(f)    Each Subsidiary Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
(g)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent indemnification obligations not then due or asserted), no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
(h)    No payment made by the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Borrower Obligations or any payment received or collected from such Subsidiary Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Borrower Obligations are paid in full (other than contingent indemnification obligations not then due or asserted), no Letter of Credit shall be outstanding and the Commitments are terminated.
2.2    Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The

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provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
2.3    No Subrogation. Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Administrative Agent or any Lender, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full (other than contingent indemnification obligations not then due or asserted), no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full (other than contingent indemnification obligations not then due or asserted), such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
2.4    Amendments, etc. with respect to the Borrower Obligations. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, subject to the applicable requirements of the Credit Agreement and the other Loan Documents, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may, subject to the applicable requirements of the Credit Agreement and other Loan Documents, be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem reasonably necessary from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any property subject thereto.
2.5    Guarantee Absolute and Unconditional. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on

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the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the extent permitted by applicable law, each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Subsidiary Guarantors with respect to the Borrower Obligations. Each Subsidiary Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender; (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Subsidiary Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7    Payments. Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.
SECTION 3.    GRANT OF SECURITY INTEREST
Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

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(a)    all Accounts;
(b)    all Chattel Paper;
(c)    all Deposit Accounts;
(d)    all Documents;
(e)    all Equipment;
(f)    all Fixtures;
(g)    all General Intangibles;
(h)    all Instruments;
(i)    all Intellectual Property;
(j)    all Inventory;
(k)    all Investment Property;
(l)    all Letter-of-Credit Rights;
(m)    all other tangible and intangible personal property not otherwise described above
(n)    all books and records pertaining to the Collateral; and
(o)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property, (ii) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or conflicts with or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iii) any Collateral that constitutes Equipment subject to a certificate of title statute and (iv) any trademark or service mark applications filed in the U.S. Patent and Trademark Office on the basis of such Grantor’s intent to use such trademark or service mark, unless and until evidence of use of the mark acceptable to the U.S. Patent and Trademark Office has been filed with the U.S. Patent and Trademark Office pursuant to Section 1(c) or 1(d) of the Lanham Act (15 U.S.C., et seq.). It is hereby understood and agreed that any property described in the preceding proviso, and any property that is otherwise expressly excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above, shall be excluded from the definition of “Collateral”.

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SECTION 4.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:
4.1    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement, (ii) financing statements which have been filed without the consent of the Grantor and with respect to which no Lien has been created, and (iii) financing statements which have been terminated. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
4.2    Perfected First Priority Liens. (a) This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral. In the case of the Pledged Stock, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, in the case of the other Collateral, when financing statements and other filings specified in Schedule 3 hereto in appropriate form are filed in the offices specified on Schedule 3 and, in case of property acquired after the date hereof, any other action required pursuant to Section 6.11 of the Credit Agreement, the security interests created pursuant to this Agreement shall constitute valid perfected security interests in such Collateral and the proceeds thereof (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements or the delivery of such Pledged Stock or the taking of such other actions required pursuant to Section 6.11 of the Credit Agreement) as security for the Obligations.
(b)    The security interests created pursuant to this Agreement are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.
4.3    Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long form good standing certificate as of a date which is recent to the date hereof.
4.4    Inventory and Equipment. On the date hereof, no Grantor keeps Inventory and Equipment (other than mobile goods) in excess of $1,000,000 at any location other than the locations listed on Schedule 5.
4.5    Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

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4.6    Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer directly owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% (or such lesser percentage representing the percentage owned by such Grantor) of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
(a)    All the shares of the Pledged Stock have been duly and validly issued and, to the extent applicable, are fully paid and nonassessable.
(b)    Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(c)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens permitted by the Credit Agreement and the security interest created by this Agreement.
4.7    Receivables. The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
4.8    Intellectual Property. (a) Schedule 6 lists all Patent, Trademark and Copyright applications and registrations owned by such Grantor in its own name on the date hereof.
(b)    Except as set forth in Schedule 6, to the knowledge of such Grantor, on the date hereof, (i) each registration for material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned; and (ii) no material Intellectual Property infringes the intellectual property rights of any other Person.
(c)    Except as set forth in Schedule 6, on the date hereof, no Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, excluding all Intellectual Property that is the subject of an express or implied non-exclusive license granted to a third Person in such Grantor’s ordinary course of business.
(d)    To the knowledge of such Grantor, no holding, decision or judgment has been rendered by any Governmental Authority which limits, cancels or invalidates Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.
(e)    No action or proceeding is pending, or, to the actual knowledge of such Grantor, threatened, on the date hereof seeking to limit, cancel or invalidate any Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, could have a Material Adverse Effect.
SECTION 5.    COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than

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contingent indemnification obligations not then due or asserted), no Letter of Credit shall be outstanding and the Commitments shall have terminated:
5.1    Delivery of Instruments, Certificated Securities and Chattel Paper. Upon the occurrence and during the continuance of an Event of Default, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. No Grantor will deliver possession of any Instrument, Certificated Security or Chattel Paper to any Person (other the Administrative Agent) in connection with the creation of a Lien on such Instrument, Certificated Security or Chattel Paper, as applicable.
5.2    Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent reasonably requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.
(b)    All such insurance shall (i) within 30 days of the Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion) (x) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof and (y) name the Administrative Agent as insured party or loss payee, and (ii) be reasonably satisfactory in all other respects to the Administrative Agent.
(c)    The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.
5.3    Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons claiming the same security interest or any interest therein adverse to the Administrative Agent, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
(b)    Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment

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Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
5.4    Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) change its name.
5.5    Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder.
5.6    Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations, except to the extent that any of the foregoing actions could result in more than 66% of the total outstanding Foreign Subsidiary Voting Stock being pledged hereunder. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
(b)    Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property consisting of Pledged Stock or Pledged Notes or Proceeds thereof, or any interest therein, except for the

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security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof; provided that no such consent shall be required for (a) any transaction expressly permitted by the Credit Agreement, or (b) the issuance of any Capital Stock of the Borrower or any other securities convertible into or granting the right to purchase or exchange for any such Capital Stock of the Borrower.
(c)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.
5.7    Intellectual Property. (a) Such Grantor will (i) except as it determines otherwise in its reasonable business judgment, continue to use each material Trademark owned by such Grantor consistent with past practice, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain, at least consistent with past practices, the past the quality of products and services offered under such Trademark, (iii) use such Trademark in material compliance with applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark is likely to become invalidated or abandoned, in each case, except as could not reasonably be expected to have a Material Adverse Effect.
(b)    Such Grantor will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, which causes any material Patent owned by such Grantor to become forfeited, abandoned or dedicated to the public, except as could not reasonably be expected to have a Material Adverse Effect.
(c)    Such Grantor will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act which causes any material Copyright owned by such Grantor to fall into the public domain or become abandoned, except as could not reasonably be expected to have a Material Adverse Effect.
(d)    Such Grantor will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act that knowingly uses any material Intellectual Property owned by such Grantor to infringe the intellectual property rights of any other Person.
(e)    Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows that any application or registration relating to any material Intellectual Property owned by such Grantor (i) is likely to become forfeited, abandoned or dedicated to the public or (ii) is the subject of any ruling of invalidity or final rejection by any applicable Government Authority.
(f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such

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filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark owned by such Grantor.
(g)    Such Grantor will, except as it determines otherwise in its reasonable business judgment, take reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(h)    In the event that any material Intellectual Property owned by such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Grantor’s Intellectual Property and (ii) if such Grantor’s Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, where appropriate, as such Grantor reasonably deems appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
5.8        Receivables. With respect to any Receivables owed by any Governmental Authority, from time to time upon the reasonable request by the Administrative Agent, such Grantor will deliver to the Administrative Agent a schedule setting forth a true and complete list of all Receivables owed by any Governmental Authority to such Grantor and will take such actions as the Administrative Agent may reasonably request to comply with any applicable requirements of the Assignment of Claims Act of 1940.
SECTION 6.    REMEDIAL PROVISIONS
6.1    Certain Matters Relating to Receivables. (a) If an Event of Default shall have occurred and be continuing, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
(b)    The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

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(c)    If an Event of Default has occurred and be continuing, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
6.2    Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent, in its own name or in the name of others, may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
(b)    Upon the reasonable request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
6.3    Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given three (3) Business Days prior written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property.
(b)    If an Event of Default has occurred and be continuing, the Administrative Agent shall give three (3) Business Days prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit

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and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.
6.4    Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall have occurred and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
6.5    Application of Proceeds. If an Event of Default shall have occurred and be continuing, at times determined by the Administrative Agent, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantees set forth in Section 2 of this Agreement, in payment of the Obligations in the following order:
First, to pay incurred and unpaid out-of-pocket fees and expenses of the Administrative Agent required to be paid under the Loan Documents;
Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
Fourth, any balance remaining after the Obligations shall have been paid in full (other than contingent indemnification obligations not then due or asserted), no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
6.6    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand

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of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at commercially reasonable public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem necessary and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s reasonable request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7    Registration Rights. (a) Upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its commercially reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of six months from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use commercially reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
(b)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and

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applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c)    Each Grantor agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
6.8    Subordination. Each Grantor hereby agrees that, if an Event of Default shall have occurred and be continuing, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.
6.9    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable out-of-pocket fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
SECTION 7.    THE ADMINISTRATIVE AGENT
7.1    Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative

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Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (1)   ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (1)   sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (1) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (1) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (1) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (1) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (1) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply, and if such Grantor fails to perform or comply within five Business Days of receiving such notice (or if the Administrative Agent reasonably determines that harm to the Collateral or to the security interest of the Administrative Agent hereunder could result prior to the end of such five Business Day period), then the Administrative Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date

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reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)    To the extent permitted by applicable law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated or the security interests created hereby are released.
7.2    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
7.3    Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.
7.4    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8.    MISCELLANEOUS
8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.02 of the Credit Agreement.
8.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.01 of the Credit Agreement;

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provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at its notice address set forth on Schedule 1.
8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4    Enforcement Expenses; Indemnification. (n) Each Subsidiary Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Subsidiary Guarantor under the guarantee contained in Section 2 of this Agreement, or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Subsidiary Guarantor is a party, including, without limitation, the reasonable fees and disbursements of one counsel to each Lender and the Administrative Agent.
(a)    Each Subsidiary Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(b)    Each Subsidiary Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.03 of the Credit Agreement.
(c)    The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
8.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
8.6    Set-Off. If an Event of Default shall have occurred and be continuing, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply to the payment of such Obligations any and all deposits (general or special, time or demand, provisional or final, but excluding, to the extent not permitted by law, trust accounts, employee benefit accounts, payroll and withholding accounts and similar accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies

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to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
8.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10    Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
8.11    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.12    Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
8.13    Acknowledgements. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.
8.14    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
8.15    Releases. (a)    At such time as the Obligations shall have been paid in full (other than contingent indemnification obligations not then due or asserted and obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements not then due or asserted), no Letter of Credit shall be outstanding and the Commitments have expired or terminated, the Collateral shall be released from any and all Liens created hereby, and any Subsidiary Guarantor Obligation (other than those expressly stated to survive such termination) shall thereupon immediately terminate, all without delivery of any instrument or performance of any act by any party.
(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement or that has been consented to in accordance with Section 10.02 of the Credit Agreement, then the Administrative Agent, at the request and the sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of any Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.
8.16    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

509265-1574-11574-Active.18689445.1

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
GRIFFON CORPORATION,

By:	Name: Thomas Gibbons Title: Treasurer
AMES TRUE TEMPER, INC.,

By_________________________
Name: Thomas Gibbons
Title: Vice President and Treasurer

CLOPAY BUILDING PRODUCTS COMPANY, INC.,

By_________________________
Name: Thomas Gibbons
Title: Treasurer

CLOPAY PLASTIC PRODUCTS COMPANY, INC.,

By_________________________
Name: Thomas Gibbons
Title: Treasurer

TELEPHONICS CORPORATION,

By_________________________
Name: Dominick Nocera
Title: Vice President and Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement]
509265-1574-11574-Active.18689445.1

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	Name: Title:

[Signature Page to Guarantee and Collateral Agreement]
509265-1574-11574-Active.18689445.1

Schedule 1
NOTICE ADDRESSES OF SUBSIDIARY GUARANTORS

Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY
Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
Pledged Notes:

Issuer	Payee	Principal Amount

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings
[List each office where a financing statement is to be filed]
Patent and Trademark Filings
[List all filings]
Actions with respect to Pledged Stock
Other Actions
[Describe other actions to be taken]

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Location of Chief Executive Office

Schedule 5
LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations

Schedule 6
COPYRIGHTS AND COPYRIGHT LICENSES
PATENTS AND PATENT LICENSES
TRADEMARKS AND TRADEMARK LICENSES

ACKNOWLEDGEMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March 18, 2011 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.
3.The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[Signature Pages Follow]

Annex 1 to
Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________ (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
WHEREAS, Griffon Corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of March 18, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 18, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By:___________________________
Name:
Title:

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6

509265-1574-11574-Active.18689445.1

Exhibit C

FORM OF OPINION OF CORPORATE COUNSEL TO THE BORROWER

EXHIBIT D-1

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of March 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Griffon Corporation (the “Borrower”), the lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20__

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of March 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Griffon Corporation (the “Borrower”), the lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20__

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Griffon Corporation (the “Borrower”), the lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20__

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Griffon Corporation (the “Borrower”), the lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20__

EXHIBIT E

FORM OF AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT
AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of March 28, 2013, to that certain Guarantee and Collateral Agreement, dated as of March 18, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Guarantee and Collateral Agreement”) made by GRIFFON CORPORATION, a Delaware corporation (the “Borrower”) and certain of its Subsidiaries (the “Subsidiary Guarantors”; and the Borrower and each Subsidiary Guarantor, individually a “Grantor” and collectively, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent for each of the Secured Parties (together with its successor(s) thereto in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Guarantee and Colleratal Agreement is a Security Document as defined in that certain Amended and Restated Credit Agreement, dated as of March 28, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among the Borrower, the several lenders from time to time parties thereto (the “Lenders”) and the Administrative Agent;
WHEREAS, pursuant to Section 10.02 of the Credit Agreement, a Security Document may be amended by a written document entered into by the Administrative Agent, with the consent of the Required Lenders;
WHEREAS, pursuant to Section 10.16 of the Credit Agreement, the Lenders have authorized the Administrative Agent to enter into an amendment to the Guarantee and Collateral Agreement; and
WHEREAS, the parties now wish to amend the Guarantee and Collateral Agreement in certain respects.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement or the Guarantee and Collateral Agreement, as the context may require.
Section 2. Amendment to Guarantee and Collateral Agreement.
2.1 Amendments to Section 1 of the Guarantee and Collateral Agreement.
(a) The Term “Excluded Swap Obligations” shall be defined to mean:
“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Subsidiary Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation. . If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
(b) The term “Qualified ECP Guarantor” shall be defined to mean:
“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).”
(c) The term “Swap” shall be defined to mean:
“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
(d) The term “Swap Obligation” shall be defined to mean:
“Swap Obligation”: with respect to any Person, any obligation to pay or perform under any Swap.
(e) The definition of “Borrower Obligations” shall be amended by inserting the following proviso immediately prior to the “.” at the end thereof:
“; provided, that for purposes of determining any Subsidiary Guarantor Obligations of any Subsidiary Guarantor, the definition of “Borrower Obligations” shall not create any guarantee by any Subsidiary Guarantor of (or grant of security interest by any Subsidiary Guarantor to support, if applicable) any Excluded Swap Obligations of such Subsidiary Guarantor”.
(f) The definition of “Subsidiary Guarantor Obligations” shall be amended by inserting the following proviso immediately prior to the “.” at the end thereof:
“; provided, that for purposes of determining any Subsidiary Guarantor Obligations of any Subsidiary Guarantor, the definition of “Subsidiary Guarantor Obligations” shall not create any guarantee by any Subsidiary Guarantor of (or grant of security interest by any Subsidiary Guarantor to support, if applicable) any Excluded Swap Obligations of such Subsidiary Guarantor”.
(g) The definition of “Specified Cash Management Agreement” shall be amended by deleting the parenthetical “(or 90 days after the Effective Date, if later)” and substituting in lieu thereto the parenthetical “(or (i) in the case of any such agreement entered into prior to the Effective Date, 90 days after the Effective Date, if later and (ii) in the case of any such agreement entered into prior to the Restatement Effective Date, 90 days after the Restatement Effective Date, if later)”.
(h) The definition of “Specified Swap Agreement” shall be amended by deleting the parenthetical “(or 90 days after the Effective Date, if later)” and substituting in lieu thereof the parenthetical “(or (i) in the case of any such Swap Agreement entered into prior to the Effective Date, 90 days after the Effective Date, if later and (ii) in the case of any such Swap Agreement entered into prior to the Restatement Effective Date, 90 days after the Restatement Effective Date, if later)”.
2.2 Amendments to Section 2 of the Guarantee and Collateral Agreement.
(a) The first sentence of Section 2.1(a) shall be amended by inserting the words “(other than, with respect to any Subsidiary Guarantor, any Excluded Swap Obligations of such Subsidiary Guarantor)” after the words “Borrower Obligations”.
(b) New Section 2.8 shall be inserted as follows:
“2.8. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under its guarantee under this Section 2 in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Borrower Obligations and the Obligations of each Subsidiary Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Subsidiary Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
2.3 Amendments to Section 6.5 of the Guarantee and Collateral Agreement. Section 6.5 of the shall be amended by inserting the following sentence at the end thereof:
“Notwithstanding the foregoing, no amount received from any Subsidiary Guarantor shall be applied to any Excluded Swap Obligation of such Subsidiary Guarantor.”
2.4 Amendments to Schedules of the Guarantee and Collateral Agreement. The Schedules to the Guarantee and Collateral Agreement shall be amended by deleting the existing Schedules in their entirety and substituting in lieu thereof the new Schedules attached hereto.

Section 3. Conditions. This Agreement shall become effective on the date this Agreement shall have been duly executed and delivered by the Grantors and the Administrative Agent.
Section 4. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.
Section 5. Effect of This Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
Section 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 7. Miscellaneous. This Agreement shall constitute a Security Document for all purposes of the Credit Agreement. The Borrower shall pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

[remainder of page intentionally left blank]

509265-1574-13772-13899499

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRIFFON CORPORATION
By:
Name:
Title:
AMES TRUE TEMPER, INC.
By:
Name:
Title:
CLOPAY BUILDING PRODUCTS COMPANY, INC.
By:
Name:
Title:
CLOPAY PLASTIC PRODUCTS COMPANY, INC.
By:
Name:
Title:
TELEPHONICS CORPORATION
By:
Name:
Title:

[Amendment to Guarantee and Collateral Agreement]
509265-1574-13772-13899499

ATT SOUTHERN, INC.
By:
Name:
Title:
CLOPAY AMES TRUE TEMPER HOLDING CORP.
By:
Name:
Title:

[Amendment to Guarantee and Collateral Agreement]
509265-1574-13772-13899499

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name: Title:

[Amendment to Guarantee and Collateral Agreement]
509265-1574-13772-13899499